UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

XENCOR, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Fellow stockholder,
Xencor applies cutting-edge XmAb® protein engineering technologies to develop better biologic medicines and improve the lives of patients with cancer and autoimmune diseases. The plug-and-play nature of our XmAb Fc domains and protein engineering expertise have enabled a broad clinical-stage portfolio of bispecific antibody and engineered cytokine drug candidates. We seek to address challenging areas of biology with our drug candidates, testing them in early-phase clinical trials to rapidly determine which to advance toward registrational studies and which to either partner or terminate. Future waves in our portfolio’s growth are rooted in our commitment to scientific excellence and exploration of therapeutic mechanisms through our exceptional protein engineering expertise.
In 2022, we focused on developing our internal portfolio of XmAb drug candidates. We advanced our selective dual-checkpoint inhibitor vudalimab in combination with chemotherapy for patients with advanced prostate cancer and as a monotherapy for patients with prostate and gynecological tumors. With our regulatory T-cell targeting cytokine, XmAb564, we presented encouraging single-dose data that showed potentially differentiated durability at boosting target cells compared to competitor molecules and advanced the program into a multiple-ascending dose study in atopic dermatitis and psoriasis. We also initiated first-in-human studies for two novel T-cell engagers—XmAb819, our multivalent CD3 T cell engager for patients with advanced renal cell carcinoma, and XmAb808, our first internal bispecific targeting CD28, a new class of anti-tumor agent that we are at the forefront of developing. True to our strategy, we stopped internal development of two programs.
The inherent modular nature of XmAb technologies and our many collaborations and licensing agreements expand our reach. Several partners are developing their own XmAb drug candidates, which generate revenue streams that have enabled our strong financial foundation. Along with our partners, more than 20 XmAb drug candidates are in clinical testing, and multiple XmAb medicines are marketed by partners. Unlike many issuers in our industry, Xencor’s business model has allowed us to avoid accessing equity capital markets for more than five years.
During 2022, we also made important enhancements to our governance infrastructure, strengthening our corporate governance policies and disclosures. Importantly, our Board adopted a policy regarding service on other boards aligned with our major shareholders’ guidelines. This policy and others are made available on the Corporate Governance page of our website.
At this upcoming annual meeting, we are asking for stockholders to vote FOR our 2023 Equity Incentive Plan. Xencor’s future success depends on the ability to attract, retain and motivate highly qualified individuals across our entire organization, as competition for talent in the biotechnology industry is expected to remain exceptionally strong. Our request for shares represents 4.97% of outstanding shares, which is designed to last two years, and our research indicates that this is in line with other companies in the biotechnology industry. The Board considered many factors in the request, and the plan includes new provisions intended to protect shareholder interests, including no evergreen provision and the inability to reprice without stockholder approval. We believe our request is reasonable and necessary, taking a holistic and industry-based approach to evaluating equity proposals.
We appreciate your perspective. You are invited and most welcome to join us at our 2023 Annual Meeting of Stockholders on Wednesday, June 14, 2023 at 1:30 p.m. PT at our new laboratories and headquarters in Pasadena, California. As always, please reach out to our investor relations personnel to help increase your understanding of our business strategy and corporate governance practices.

Bassil I. Dahiyat, Ph.D.
President, Chief Executive Officer and Director

XENCOR, INC.
465 North Halstead Street, Suite 200
Pasadena, CA 91107
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On June 14, 2023
Dear Stockholder:
You are cordially invited to attend the 2023 Annual Meeting of Stockholders of Xencor, Inc., a Delaware corporation (the “Company”) to be held on Wednesday, June 14, 2023 at 1:30 p.m. Pacific Time at the Company’s headquarters, 465 North Halstead Street, Suite 200, Pasadena, California 91107. We are holding the meeting for the following purposes:
1.To elect the seven nominees to the Board of Directors named in the accompanying Proxy Statement to serve until the next annual meeting and until their successors are duly elected and qualified;
2.To ratify the selection by the Audit Committee of the Board of Directors of RSM US LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2023;
3.To hold a non-binding advisory vote on the compensation of the Company’s named executive officers, as disclosed in the accompanying Proxy Statement;
4.To approve the Company’s 2023 Equity Incentive Plan;
5.To hold a non-binding advisory vote on the frequency of future non-binding advisory stockholder votes on the compensation of the Company’s named executive officers; and
6.To conduct any other business properly brought before the meeting or any adjournments or postponements thereof.
These items of business are more fully described in the Proxy Statement accompanying this Notice (the “Proxy Statement”).
The record date for the annual meeting is April 17, 2023. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.
Our Board of Directors recommends that you vote FOR the election of each of the director nominees, FOR each of Proposals 2, 3 and 4 and “ONE YEAR” for Proposal 5.
If we decide to make any change in the date, time or location, or to hold the annual meeting virtually by remote communication, an announcement of such changes will be made through a press release that will also be filed with the Securities and Exchange Commission as additional proxy materials and we will post details on our website at https://investors.xencor.com. Please check our website in advance of the date of the annual meeting if you are planning to attend in person. If we elect to hold a virtual meeting, this will not have any impact on your ability to vote by proxy using the enclosed proxy card, vote by proxy on the internet or vote by proxy over the telephone, each as explained in this Proxy Statement. As always, we encourage you to vote your shares prior to the annual meeting.

By Order of the Board of Directors

Pasadena, California	Celia E. Eckert
Secretary
April 26, 2023

You are cordially invited to attend the annual meeting. Whether or not you expect to attend the meeting, please complete, date, sign and return the proxy mailed to you as promptly as possible in order to ensure your representation at the meeting. Even if you have voted by proxy, you may still vote if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to Be Held on June 14, 2023: Our Notice of Annual Meeting of Stockholders, Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2022 will be available at www.proxydocs.com/XNCR.

XENCOR, INC.
465 North Halstead, Suite 200
Pasadena, CA 91107
PROXY STATEMENT
FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS
To be held on June 14, 2023
QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Why did I receive a notice regarding the availability of proxy materials on the internet?
Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board of Directors (sometimes referred to as “our Board” or “the Board”) of Xencor, Inc. (“Xencor” or the “Company”) is soliciting your proxy to vote at the 2023 Annual Meeting of Stockholders, including at any adjournments or postponements of the meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.
We intend to mail the Notice on or about May 3, 2023 to all stockholders of record entitled to vote at the annual meeting.
Will I receive any other proxy materials by mail?
We may send you a proxy card, along with a second Notice, on or after May 3, 2023.
How can I attend the annual meeting?
The meeting will be held on Wednesday, June 14, 2023 at 1:30 p.m. local time at the Company’s headquarters, 465 N. Halstead Street, Suite 200, Pasadena, California 91107. Directions to the annual meeting may be found on our website at: www.xencor.com. Information on how to vote in person at the annual meeting is discussed below.
If we decide to make any change in the date, time or location, or to hold the annual meeting virtually by remote communication, an announcement of such changes will be made through a press release that will also be filed with the SEC as additional proxy materials and we will post details on our website at https://investors.xencor.com. Please check our website in advance of the date of the annual meeting if you are planning to attend in person.
Who can vote at the annual meeting?
Only stockholders of record at the close of business on April 17, 2023 will be entitled to vote at the annual meeting. On this record date, there were 60,387,018 shares of common stock outstanding and entitled to vote.
Stockholder of Record: Shares Registered in Your Name
If on April 17, 2023 your shares were registered directly in your name with the Company’s transfer agent, Computershare, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting, or vote by proxy. Whether or not you plan to attend the meeting, we urge you to vote by proxy ahead of the meeting to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If on April 17, 2023 your shares were held not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name”. The Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker, bank, or other agent regarding how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker, bank, or other agent.
What matters will be voted on at the annual meeting?
There are five matters scheduled for a vote at the annual meeting:
•Proposal 1: Election of the seven nominees to the Board named in this Proxy Statement to serve until the next annual meeting and until their successors are duly elected and qualified;
•Proposal 2: Ratification of selection by the Audit Committee of the Board of RSM US LLP as independent registered public accounting firm of the Company for its fiscal year ending December 31, 2023;
•Proposal 3: To approve, by non-binding advisory vote, the compensation of the Company’s named executive officers, as disclosed in this Proxy Statement;
•Proposal 4: To approve the Company’s 2023 Equity Incentive Plan; and
•Proposal 5: To hold a non-binding advisory vote on the frequency of future non-binding advisory stockholder votes on the compensation of the Company’s named executive officers.
No cumulative voting rights are authorized, and dissenters’ rights are not applicable to these matters.
What if another matter is properly brought before the meeting?
The Board knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.
How do I vote?
For Proposal 1, you may either vote “For” all the nominees to the Board or you may “Withhold” your vote for any nominee you specify. For Proposals 2, 3, and 4, you may vote “For” or “Against” or abstain from voting. For Proposal 5, you may vote to hold say-on-pay votes every one, two or three years, or abstain from voting.
The procedures for voting are as follows:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote at the annual meeting or vote by proxy. Proxy votes may be cast either over the telephone, through the internet, or by using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote even if you have already voted by proxy.
•To vote via the internet, please follow the instructions in the Notice or proxy card.
•To vote by telephone, please follow the instructions in the Notice or proxy card.
•To vote by mail, please complete, sign and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.
•To vote in person, please come to the annual meeting and we will give you a ballot when you arrive.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner of shares registered in the name of your broker, bank, other agent, or nominee you should have received a Notice containing voting instructions from that organization rather than from Xencor. Simply follow the voting instructions in the Notice to ensure that your vote is counted. To vote in-person at the annual meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker, bank, or other agent included with these proxy materials or contact your broker, bank, or other agent to request a proxy form.
Internet proxy voting will be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock you owned as of April 17, 2023.
What happens if I do not vote?
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or in-person at the annual meeting, your shares will not be voted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner of shares held in “street name” and do not instruct your broker, bank, other agent or nominee how to vote your shares, the question of whether your broker, bank, or other agent will still be able to vote your shares depends on whether the applicable stock exchange deems the particular proposal to be a “routine” matter. Brokers, banks, other agents and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the applicable stock exchange, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. Accordingly, your broker, bank, other agent or nominee may not vote your shares on Proposals 1, 3, 4 or 5 without your instructions but may vote your shares on Proposal 2.

Do I have dissenters’ rights of appraisal?

Our stockholders do not have appraisal rights under Delaware law or under our governing documents with respect to the matters to be voted upon at the annual meeting.

What if I return a proxy card or otherwise vote but do not make specific choices?
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable: “For” the election of all seven nominees for director, “For” the ratification of selection by the Audit Committee of the Board of RSM US LLP as independent registered public accounting firm of the Company for its fiscal year ending December 31, 2023, “For” the approval, by non-binding advisory vote, of the compensation of our named executive officers, as disclosed in this Proxy Statement, “For” the approval of the Company’s 2023 Equity Incentive Plan, and “one year” for the non-binding advisory vote on the frequency of future advisory stockholder votes on the compensation of the Company’s named executive officers. If any other matter is properly presented at the meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies, but if we engage a proxy solicitor, it will be paid its customary fee of approximately $12,500, plus out-of-pocket expenses. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?
If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each of the Notices to ensure that all of your shares are voted.
Can I change my vote after submitting my proxy?
Stockholder of Record: Shares Registered in Your Name
Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:
•You may submit another properly completed proxy card with a later date.
•You may grant a subsequent proxy by telephone or through the internet.
•You may send a timely written notice that you are revoking your proxy to Xencor, Inc.’s Secretary at 465 N. Halstead Street, Suite 200, Pasadena, California 91107.
•You may attend the annual meeting and vote at the meeting. Simply attending the meeting will not, by itself, revoke your proxy.
Your most current proxy card or telephone or internet proxy is the one that will be counted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If your shares are held in “street name” by your broker, bank, or other agent, you should follow the instructions provided by your broker, bank, or other agent.
When are stockholder proposals and director nominations due for next year’s annual meeting?
Under Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 28, 2024 and must otherwise comply with Rule 14a-8 under the Exchange Act. Any proposal received after December 28, 2024 will be considered untimely, and will not be included in next year’s proxy materials.
In addition, stockholders interested in submitting a proposal outside of Rule 14a-8 under the Exchange Act must properly submit a proposal in accordance with the Company’s second amended and restated bylaws (the “Bylaws”). Pursuant to the Bylaws, if you wish to submit a proposal (including a director nomination) at the meeting that is not to be included in next year’s proxy materials, your written request must be received by the Secretary for Xencor, Inc. between February 15, 2024 and March 16, 2024. However, if our 2024 Annual Meeting of Stockholders is not held between May 15, 2024 and July 14, 2024, under the Bylaws, this notice must be received not later than the close of business on the later of the 90th day prior to our 2024 Annual Meeting of Stockholders or the 10th day following the date on which public announcement of the date of our 2024 Annual Meeting of Stockholders is first made. You are also advised to review the Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations. All notices should be directed to the attention of the Secretary of Xencor, Inc. at 465 N. Halstead Street, Suite 200, Pasadena, California 91107.
While our Board will consider proper stockholder proposals that are properly brought before the 2024 Annual Meeting of Stockholders, we reserve the right to omit from next year’s proxy materials stockholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8 thereunder.

How are votes counted?
Votes will be counted by the inspector of election appointed for the meeting, who will separately count, for the proposal to elect directors, votes “For,” “Withhold” and broker non-votes; with respect to Proposals 2, 3 and 4, votes “For” and “Against,” abstentions and, if applicable, broker non-votes; and, with respect to Proposal 5, votes for "one year", "two years", "three years" abstentions and, if applicable, broker non-votes. The Bylaws provide that an action of our stockholders (other than the election of directors) is approved if a majority of the shares present at the meeting and entitled to vote are in favor of such action, and the directors are elected by a plurality of the votes of the shares present at the meeting and entitled to vote generally on the election of directors. Under Delaware law (under which the Company is incorporated), abstentions are counted as shares present and entitled to vote at the Annual Meeting, but they are not counted as shares cast. Therefore, abstentions will have no effect on Proposal 1, 2, 3, 4 and 5, other than having the practical effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated.

Broker non-votes will be counted for purposes of calculating whether a quorum is present at the annual meeting, but will not have any effect on the results of the proposals. Therefore, a broker non-vote will make a quorum more readily attainable but will not otherwise affect the outcome of the vote on any proposal.
What are “broker non-votes”?
As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed by the applicable stock exchange to be “non-routine,” the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.”
How many votes are needed to approve each proposal?
➢    For Proposal 1, the election of directors, the seven nominees receiving the most “For” votes from the holders of shares cast in person or by proxy at the annual meeting and entitled to vote on the election of directors will be elected. Only votes “For” or “Withheld” will affect the outcome.
➢    To be approved, Proposal 2, ratifying the selection by the Audit Committee of the Board of RSM US LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2023, we must receive “For” votes from the holders of a majority of shares cast in person or by proxy at the annual meeting and entitled to vote at the annual meeting. If you mark your proxy to “Abstain” from voting, it will have the same effect as an “Against” vote. Because Proposal No. 2 is considered to be “routine”, we do not expect any broker non-votes on Proposal No. 2.
➢    To be approved, Proposal 3, approving, by a non-binding advisory vote, the compensation of the Company’s named executive officers, as disclosed in this Proxy Statement, we must receive “For” votes from the holders of a majority of shares cast in person or by proxy at the annual meeting and entitled to vote at the annual meeting. If you mark your proxy to “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.
➢    To be approved, Proposal 4, approving the Company’s 2023 Equity Incentive Plan, we must receive “For” votes from the holders of a majority of shares cast in person or by proxy at the annual meeting and entitled to vote at the annual meeting. If you mark your proxy to “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.
➢    To be approved, Proposal 5, approving, by a non-binding, advisory vote, the frequency of future non-binding advisory stockholder votes on the compensation of the Company’s named executive officers. The frequency receiving the votes of the holders of a majority of shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be considered the frequency preferred by the stockholders. If you “Abstain” from voting, it will have the same effect as voting against each of the three frequency options. Broker non-votes will have no effect.

What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are represented at the meeting in person or represented by proxy. On the record date, there were 60,387,018 shares outstanding and entitled to vote. Thus, the holders of 30,193,509 shares must be present or represented by proxy at the meeting to have a quorum.
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank, or other agent or nominee) or if you vote at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting or represented by proxy may adjourn the meeting to another date.
How can I find out the results of the voting at the annual meeting?
Preliminary voting results will be announced at the annual meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the annual meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results, and within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

Do the Company’s officers and directors have an interest in any of the matters to be acted upon at the annual meeting?

Each of the seven director nominees set forth herein has an interest in Proposal 1 as each of them is either a nominee for director and is currently a member of the Board. Members of the Board and our executive officers do not have any interest in Proposal 2, the ratification of the appointment of our independent registered accounting firm. Our executive officers have an interest in Proposal 3, the approval of the compensation of the named executive officers, as their compensation is subject to this vote. In addition, our executive officers have an interest in Proposal 5, the approval of the frequency of the stockholder vote on executive compensation, as the outcome of this vote may impact how frequently we will conduct future advisory votes on executive compensation. Additionally, our executive officers and directors also have an interest in Proposal 4 (approval of amendment to the 2023 Equity Incentive Plan), as each of them will be eligible to receive equity awards under the 2023 Equity Incentive Plan.

PROPOSAL 1
ELECTION OF DIRECTORS
BOARD SELECTION AND REFRESHMENT
Our Board has delegated responsibility for the review and recommendation of director nominees to the Nominating and Corporate Governance Committee. Upon the recommendation of the Company’s Nominating and Corporate Governance Committee (our “Nominating Committee”), a slate of directors is nominated by the Board and submitted to a stockholder vote annually. The Nominating Committee also reviews and recommends candidates for the Board as vacancies or newly created positions occur.
CONSIDERATIONS
The Nominating Committee identifies a diverse pool of potential director candidates for nomination using sources such as independent search firms and director recommendations. Potential candidates are comprehensively reviewed and interviewed by members of the Nominating Committee and other Board members, including our lead independent director. During these interviews, directors assess candidates on the basis of their skills and experience, their personal attributes and their expected contribution to the current mix of competencies and diversity of the Board. At the same time, we conduct due diligence and solicit feedback from other external sources.
Our Board consists of seven directors, and there are seven nominees for director this year. Each director to be elected and qualified will hold office until the next annual meeting of stockholders and until his or her successor is duly elected and qualified, or, if sooner, until the director’s death, resignation or removal. Each of the nominees listed below is currently a director of the Company and was previously elected by the stockholders. It is our policy to invite nominees for Board membership to attend the annual meeting. Five directors attended our 2022 Annual Meeting of Stockholders.
Directors are elected by a plurality of the votes of the holders of shares present at the annual meeting or represented by proxy and entitled to vote on the election of directors. The seven nominees receiving the highest number of affirmative votes will be elected. Although the Bylaws provide that all elections of directors shall be determined by a plurality of the votes cast, it is the policy of the Company that any nominee for director in an uncontested election that does not receive a majority of the votes cast (i.e., receives a greater number of votes “withheld” from his or her election than votes “for” his or her election) shall submit their offer of resignation for consideration by the Nominating Committee. The Nominating Committee will consider all of the relevant facts and circumstances and recommend to the Board the action to be taken with respect to such offer of resignation.
NOMINEES
The following is a brief biography of each nominee for director and a discussion of the specific experience, qualifications, attributes or skills of each nominee that led the Nominating Committee to recommend that person as a nominee for director, as of the date of this Proxy Statement.
The Nominating Committee seeks to assemble a diverse Board that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise and high-level management experience necessary to oversee and direct the Company’s business. To that end, the Nominating Committee has identified and evaluated nominees in the broader context of the Board’s overall composition, with the goal of recruiting members that bring diverse perspectives to complement and strengthen the skills of other members and also exhibit integrity, collegiality, sound business judgment and other qualities that the Nominating Committee views as critical to effective functioning of the Board. The brief biographies below include information, as of the date of this Proxy Statement, regarding the specific and particular experience, qualifications, attributes or skills of each director or nominee that led the Nominating Committee to recommend that person as a nominee. However, each of the members of the Nominating Committee may have a variety of reasons why he or she believes a particular person would be an appropriate nominee for the Board, and these views may differ from the views of other members.
Each of the nominees has consented to serve if elected. If any of them becomes unavailable to serve as a director, our Board may designate a substitute nominee. In that case, the proxy holders will vote for the substitute nominee designated by our Board. Our Board has no reason to believe that any of the nominees will be unable to serve. There are no agreements or understandings pursuant to which any of the directors was selected to serve as a director. There are no family relationships between any director or director nominee and any other director or director nominee or any executive officer. There are no legal proceedings related to any of the directors or director nominees which must be disclosed pursuant to Item 103 or 401(f) of Regulation S-K.

Name	Age	Position Held with the Company

Dr. Bassil I. Dahiyat	52	Director, President and Chief Executive Officer
Dr. Ellen G. Feigal	68	Director
Dr. Kevin C. Gorman	65	Director
Mr. Kurt A. Gustafson	55	Director
Dr. A. Bruce Montgomery	69	Director
Mr. Richard J. Ranieri	70	Director
Ms. Dagmar Rosa-Bjorkeson	59	Director
Bassil I. Dahiyat, Ph.D. has served as our President and Chief Executive Officer since February 2005 and as a member of our Board since August 1997. Dr. Dahiyat has more than 25 years of experience in the biotechnology business, having co-founded Xencor in 1997. From 1997 to 2003, he served as our Chief Executive Officer, and from 2003 to 2005, served as our Chief Scientific Officer. Dr. Dahiyat currently serves on the board of directors of Kodiak Sciences Inc., a publicly traded biopharmaceutical company. In 2017, Dr. Dahiyat was awarded the Ernst & Young Entrepreneur of the Year in Technology for the Los Angeles Region and in 2005 was recognized as a technology pioneer by the World Economic Forum. Additionally, Dr. Dahiyat was named one of 2003’s Top 100 Young Innovators by MIT’s Technology Review magazine for his work on protein design and its development for therapeutic applications and has received awards from the American Chemical Society, the Controlled Release Society and the California Institute of Technology. Dr. Dahiyat holds a Ph.D. in chemistry from the California Institute of Technology and B.S. and M.S.E. degrees in biomedical engineering from Johns Hopkins University. We believe that Dr. Dahiyat’s experience in the pharmaceutical industry and as one of our founders qualifies him to serve on our Board.
Ellen G. Feigal, M.D. joined our Board in November 2018. Dr. Feigal has more than 30 years of drug development and healthcare regulatory experience. Dr. Feigal has served as a partner at NDA Partners, a strategy consulting firm, since November 2014, where she leads efforts in designing and executing product development and regulatory strategies in the areas of cell therapies, medical imaging, hematology and oncology. She also currently serves as a member of the board of directors of NextCure, Inc., a publicly traded biopharmaceutical company, which she joined in October 2021. Dr. Feigal is also adjunct faculty at the Sandra Day O'Connor College of Law, Arizona State University, a position she has held since April 2015, where she teaches Food & Drug Administration drug law and medical research ethics and law. Dr. Feigal previously served as senior vice president of research and development at the California Institute for Regenerative Medicine from 2011 to 2014; executive medical director, global development, at Amgen, Inc. (“Amgen”) from 2008 to 2011; and chief medical officer at Insys Therapeutics from 2007 to 2008. She was a founding director of the American Course on Drug Development and Regulatory Sciences at the University of California, San Francisco (“UCSF”), which she began in 2006 and directed through 2011. Dr. Feigal’s positions also included director of medical devices and imaging at the Critical Path Institute from 2006 to 2007, and vice president of clinical sciences at the Translational Genomics Research Institute from 2004 to 2007. From 1992 to 2004, she held leadership roles at the National Cancer Institute, where she directed the Division of Cancer Treatment and Diagnosis after serving as deputy director of the division and as a senior investigator in the Cancer Therapy Evaluation Program. Dr. Feigal received her B.S. in biology and M.S. in molecular biology and biochemistry from University of California, Irvine, her M.D. from the University of California, Davis School of Medicine, completed an internal medicine residency at Stanford University and a hematology/oncology fellowship at UCSF. We believe that Dr. Feigal’s leadership and experience in regulatory affairs and drug development and her educational background qualify her to serve on our Board.
Kevin C. Gorman, Ph.D. joined our Board in April 2017. He has more than 25 years of experience in the life science business including senior roles in finance, business development and operations. Dr. Gorman is a founder of Neurocrine Biosciences, Inc., a publicly traded biotechnology company (“Neurocrine”). He was appointed President and Chief Executive Officer of Neurocrine in January 2008 after having served as Executive Vice President and Chief Operating Officer since September 2006 and prior to that, as Executive Vice President and Chief Business Officer and Senior Vice President of Business Development. He has served on the board of directors of Neurocrine since January 2008. From 1990 until 1993, Dr. Gorman was a principal of Avalon Medical Partners, L.P., where he was responsible for the early-stage founding of the company and several other biotechnology companies such as Onyx Pharmaceuticals, Inc., Metra

Biosystems, Inc., Idun Pharmaceuticals, Inc. and ARIAD Pharmaceuticals, Inc. Dr. Gorman received his Ph.D. in immunology and M.B.A. in finance from the University of California, Los Angeles and did further post-doctoral training at The Rockefeller University. We believe that Dr. Gorman’s experience in biotechnology company leadership roles and his educational background qualify him to serve on our Board.
Kurt A. Gustafson joined our Board in July 2014. Mr. Gustafson has more than 25 years of diverse experience in corporate finance, with 20 years in senior management roles leading the finance departments of multi-faceted, dynamic and growth-oriented biopharmaceutical industry organizations. Mr. Gustafson has served as Chief Financial Officer of OmniAb Inc., a publicly traded biopharmaceutical company, since March 2022. From June 2013 to March 2022, he served as Executive Vice President and Chief Financial Officer of Spectrum Pharmaceuticals, Inc., a publicly traded biopharmaceutical company, and from April 2009 to June 2013, he served as Chief Financial Officer at Halozyme Therapeutics, Inc. (“Halozyme”), a publicly traded biopharmaceutical company. Before Halozyme, Mr. Gustafson worked at Amgen for over 18 years holding various positions in finance including Treasurer, Vice President, Finance and Chief Financial Officer of Amgen International based in Switzerland. Mr. Gustafson holds a Bachelor of Arts degree in accounting from North Park University in Chicago and an M.B.A. from University of California, Los Angeles. We believe Mr. Gustafson’s experience in biotechnology company leadership and finance and his educational background qualify him to serve on our Board.
A. Bruce Montgomery, M.D. joined our Board in March 2015. Dr. Montgomery has more than 30 years of drug development, operations and financing experience, including positions at Genentech, Inc., Pathogenesis Corporation, Corus Pharma and Gilead Sciences, Inc. (“Gilead”). From February 2017 to October 2022, he served as Chief Executive Officer and a member of the board of directors of Avalyn Pharma Inc. (formerly Genoa Pharmaceuticals Inc.), a private biotechnology company. From April 2011 to December 2016, he was Chief Executive Officer and a member of the board of directors of Cardeas Pharma Corporation, a private biotechnology company that he founded in 2010. From August 2006 to May 2011, Dr. Montgomery served as Senior Vice President of Gilead and prior to that, served for six years as Chief Executive Officer of Corus Pharma, Inc., a specialized biotechnology company that he founded, which was acquired by Gilead in 2006. While at Gilead, Dr. Montgomery successfully led the development of CAYSTON® as a treatment for cystic fibrosis patients. Dr. Montgomery also served as Executive Vice President of Research and Development at PathoGenesis Corporation until its acquisition by Chiron Corporation in 2000. Dr. Montgomery previously served as a board member for the following publicly traded companies: ZymoGenetics, Inc. (acquired by Bristol-Myers Squibb Company in 2010), Alder BioPharmaceuticals, Inc. (acquired by Lundbeck A/S in 2019) and Cytodyn, Inc. Dr. Montgomery is a board-certified internist and pulmonologist. Dr. Montgomery received his B.S. in chemistry (magna cum laude, Outstanding Chemistry Major (Merck Award)), and M.D. (Alpha Omega Alpha Honor Medical Society) from the University of Washington, Seattle. We believe that Dr. Montgomery’s executive leadership experience in pharmaceutical and biotechnology company drug development and his educational background qualify him to serve on our Board.
Richard J. Ranieri joined our Board in December 2017. Mr. Ranieri has more than 40 years of senior level biopharmaceutical human resource experience. He has served as a senior advisor to BioMarin Pharmaceutical Inc. (“BioMarin”) since January 2019, and from September 2013 through December 2018, he served as executive vice president of human resources and corporate affairs at BioMarin. Previously Mr. Ranieri served as executive vice president, human resources at Dendreon Pharmaceuticals from 2010 to 2013, and as executive vice president, human resources and administration at Sepracor, Inc. from 2008 to 2010. Earlier in his career, Mr. Ranieri served in executive positions at Neurocrine, Genencor International, and SmithKline Beecham. He received a B.A. in social science and accounting from Villanova University, and an M.A. in organizational development from Rider University. We believe that Mr. Ranieri’s leadership experience in human resources with biotechnology organizations qualifies him to serve on our Board.
Dagmar Rosa-Bjorkeson joined our Board in December 2019. Ms. Rosa-Bjorkeson has more than 25 years of global experience in the pharmaceutical industry, including executive leadership in corporate and product strategy, market development and operational execution. Since June 2020, Ms. Rosa-Bjorkeson has served as Chief Operating Officer of Mesoblast Limited, a publicly traded cell therapy company. She also currently serves on the board of directors of Intercept Pharmaceuticals, Inc., a publicly traded biopharmaceutical company, which she joined in February 2021. From April 2018 to January 2020, she was executive vice president and chief strategy and development officer at Mallinckrodt Pharmaceuticals (“Mallinckrodt”), where she was responsible for corporate and therapeutic area strategy, business development and new product commercialization. She joined Mallinckrodt in May 2017 as senior vice president of new product commercialization, in which she was responsible for shaping the company’s pipeline programs for optimal patient benefit and access. From November 2014 to June 2016, Ms. Rosa-Bjorkeson was executive vice president and president of biosimilars at Baxalta Incorporated, a role in which she developed the biosimilars strategy, managed post spin-off efforts from Baxter and oversaw a fully integrated unit including program management, research, clinical development, manufacturing, commercialization and business development. From 1997 to 2014, she held various roles of increasing responsibility at Novartis Pharmaceuticals Inc., including vice president and head of its multiple sclerosis business unit, USA; vice president, business development and licensing, U.S.; vice president, respiratory, U.S.; and country head and president for Novartis Sweden. Ms. Rosa-Bjorkeson’s experience spanned sales, marketing, general management and country operations, and she led multiple launches including the successful launch of GILENYA®. Ms. Rosa-Bjorkeson earned an M.B.A., an M.S. in chemistry and a B.S. in chemistry from the University of Texas, Austin. We believe that Ms. Rosa-Bjorkeson’s experience in pharmaceutical industry leadership and her background in product strategy, market development and operational execution qualify her to serve on our Board.

Board Diversity Matrix (as of April 26, 2023)
	Dahiyat	Feigal	Gorman	Gustafson	Montgomery	Ranieri	Rosa-Bjorkeson
Skills and Experience
Financial Expertise	●		●	●	●		●
Biotechnology	●	●	●	●	●	●	●
Public Company Board	●		●	●	●
Regulatory		●			●
Research & Development	●	●	●		●
Senior Management	●		●	●	●	●	●
Business Development	●		●	●	●		●
Human Capital Management	●		●	●	●	●	●
Governance/Business Ethics	●	●	●	●	●	●	●
Tenure and Independence
Tenure (years)	25	4	6	8	8	5	3
Independence		●	●	●	●	●	●
Demographics
Age	52	68	65	55	69	70	59
Gender Identity	M	F	M	M	M	M	F
Hispanic or Latina							●
White	●	●	●	●	●	●	●
Two or More Races or Ethnicities							●
Directors who identify as Middle Eastern: 1
THE BOARD UNANIMOUSLY RECOMMENDS
A VOTE IN FAVOR OF EACH NAMED NOMINEE.

PROPOSAL 2
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM
The Audit Committee has selected RSM US LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023 and has further directed that management submit the selection of independent registered public accounting firm for ratification by the stockholders at the annual meeting. RSM US LLP has audited the Company’s financial statements since 2015. Representatives of RSM US LLP are expected to be present at the annual meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither the Company’s Bylaws nor other governing documents or law require stockholder ratification of the selection of RSM US LLP as the Company’s independent registered public accounting firm. However, the Audit Committee is submitting the selection of RSM US LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interest of the Company and its stockholders.
The affirmative vote of the holders of a majority of the shares present or represented by proxy and entitled to vote at the annual meeting will be required to ratify the selection of RSM US LLP. Abstentions will be counted toward the tabulation of votes on proposals presented to the stockholders and will have the same effect as negative votes.
THE BOARD UNANIMOUSLY RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2.

PRINCIPAL ACCOUNTANT FEES AND SERVICES
The following table represents aggregate fees billed to the Company for the fiscal years ended December 31, 2022 and December 31, 2021, by RSM US LLP, the Company’s current principal accountant. All fees described below were pre-approved by the Audit Committee.

	Fiscal Year Ended
	2022	2021
	(in thousands)
Audit Fees (1)	$546	$600
_________________________________________
(1)Audit fees for 2022 and 2021 were for professional services rendered for the audits of our integrated financial statements and reviews of quarterly financial statements.
During the fiscal year ended December 31, 2022, none of the total hours expended on the Company’s financial audit by RSM US LLP were provided by persons other than full-time permanent employees of RSM US LLP.
PRE-APPROVAL POLICIES AND PROCEDURES.
The Audit Committee pre-approves all audit and non-audit services rendered by the Company’s independent registered public accounting firm. This policy is set forth in the charter of the Audit Committee and is available on the Corporate Governance section of our website.

PROPOSAL 3
ADVISORY VOTE ON EXECUTIVE COMPENSATION
Our Compensation Discussion and Analysis, which appears later in this Proxy Statement, describes our executive compensation program and the compensation decisions that the Human Capital Management & Compensation Committee and our Board made in 2022 with respect to the compensation of our named executive officers (listed in the section below captioned “Executive Officers”). In 2017, our stockholders voted, on an advisory basis, to hold an annual advisory vote on the compensation of our named executive officers. As required pursuant to Section 14A of the Exchange Act, our Board is asking that stockholders cast a non-binding advisory vote FOR the following resolution:
 “RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, executive compensation tables and narrative discussion, is hereby APPROVED.”
As we describe in our Compensation Discussion and Analysis beginning on page 39, our executive compensation program embodies a pay-for-performance philosophy that supports our business strategy and aligns the interests of our executives with our stockholders. In particular, our compensation program rewards financial, strategic and operational performance, and the goals set for each performance category are intended to support our long-range plans.

You are urged to read the Compensation Discussion and Analysis section of this Proxy Statement, which discusses in detail how our compensation policies and procedures implement our compensation philosophy. Although the vote you are being asked to cast is non-binding, we value the views of our stockholders, and the Human Capital Management & Compensation Committee and our Board will consider the outcome of the vote when making future compensation decisions for our named executive officers. If proposal number 5 is approved by the stockholders in accordance with the recommendation of the Board, the next advisory vote on executive compensation will occur at our 2024 Annual Meeting of Stockholders.
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 3.

PROPOSAL 4

APPROVAL OF THE XENCOR, INC. 2023 EQUITY INCENTIVE PLAN

On April 20, 2023, on the recommendation of the Human Capital Management & Compensation Committee, our Board approved the Xencor, Inc. 2023 Equity Incentive Plan (the “2023 Plan”), subject to approval by our stockholders at the Annual Meeting. The 2023 Plan will replace and supersede our 2013 Equity Incentive Plan (the “2013 Plan”). If approved by our stockholders, the 2023 Plan will become effective as of the date of the Annual Meeting and no awards will be granted under the 2013 Plan thereafter.

The Board believes that our future success depends on our ability to attract and retain the best available employees and that the ability to grant equity awards is a necessary and powerful recruiting and retention tool for the Company. The Company’s personnel are our most valuable assets. We believe that equity awards motivate high levels of performance, align the interests of our personnel and stockholders by giving our personnel an opportunity to hold an ownership stake in the Company, and provide an effective means of recognizing their contributions to our success.

As of April 20, 2023, 3,608,550 shares remain available for issuance under the 2013 Plan and 11,470,976 shares were subject to outstanding awards granted pursuant to our 2013 Plan. If our stockholders do not approve the 2023 Plan, the 2023 Plan will not become effective. In that case, the 2013 Plan will continue to be administered in its current form, although, in 2024, we estimate that we would not be able to continue to grant incentive stock options pursuant to the 2013 Plan. Competition for qualified personnel in our industry is significant and having a sufficient number of shares available for equity awards is important to enhance our ability to attract and retain senior management, employees and consultants.

The 20,524,705 shares of common stock that will be reserved for issuance under the 2023 Plan, which includes up to 17,524,705 shares to be rolled over from the 2013 Plan, are expected to provide us with sufficient shares to cover the awards to be granted over the next two years, assuming that we continue to grant awards consistent with our historical usage and current practices, as reflected in our recent historical burn rate discussed below, and noting that future circumstances may require us to change our current equity grant practices. The Board took into account, among other things, our stock price and volatility, share usage, burn rate and dilution (or “overhang percentage”), and the existing terms of our outstanding awards to determine the size of the share reserve for the 2023 Plan. As described below in more detail, the 2023 Plan includes a number of provisions intended to protect stockholder interests and reflect good corporate governance practices, including a fixed share reserve that does not have an evergreen share reserve increase feature as well as a requirement that stockholders must approve any proposed option repricings.

The 2023 Plan is described in more detail below. A copy of the 2023 Plan is attached to this proxy statement as Annex 1.

Overview

The following is a summary description of the 2023 Plan. The summary is not a complete statement of the 2023 Plan and is qualified in its entirety by reference to the complete text of the 2023 Plan, a copy of which is attached hereto as Annex 1. Stockholders should refer to the 2023 Plan for more complete and detailed information about the terms and conditions of the 2023 Plan. In the event of a conflict between the information in this description and the terms of the 2023 Plan, the 2023 Plan shall control.

Background of the 2023 Plan

If stockholder approval is obtained, the 2023 Plan will become effective on the date of such approval and we will be authorized to grant awards to eligible service providers as described below. If the 2023 Plan is not approved by our stockholders, the 2023 Plan will not become effective and we will not be able to grant equity awards under the 2023 Plan. We believe our ability to recruit and retain top talent will be adversely affected if the 2023 Plan is not approved.

Grant Practices

During the past three fiscal years, we granted equity awards under our 2013 Plan as summarized in the chart below. Our three-year average burn rate was approximately 4.29% for fiscal years 2020 through 2022 (see chart below for a calculation of our three-year burn rate).

We define “burn rate” as the number of stock-based equity awards granted during the year, divided by the weighted average total number of shares of common stock outstanding.

The burn rate figures included below are based on equity awards granted under our 2013 Plan. As we continue to mature our compensation practices, we strive to achieve a burn rate and overhang at approximately the average rates of our peer group and that enable us to remain competitive in the marketplace, which is dependent upon our ability to attract, retain and motivate highly qualified talent.

Fiscal Year	Options Granted	Full-Value Awards (RSUs) Granted	Weighted Average Number of Common Stock Outstanding	Burn Rate
2020	1,679,324	348,288	57,212,737	3.54%
2021	1,827,234	670,700	58,379,641	4.28%
2022	2,135,233	875,330	59,652,461	5.05%

Dilution and Overhang
A company's overhang reflects potential dilution of shareholders' ownership by actual share-based awards as well as shares available for grant. In determining the number of shares that would become available under our 2023 Plan, the Compensation Committee considered the resulting overhang as an additional metric to measure the cumulative effect of equity compensation.

The following information regarding outstanding equity awards and shares available for future awards under all existing equity compensation plans as of April 20, 2023 is provided to facilitate our shareholders' evaluation of this proposal.

Overhang Detail as of April 20, 2023
Stock options outstanding	11,615,474
Weighted-average exercise price	$27.56
Weighted-average remaining term	6.5	years
Shares subject to outstanding full-value awards	1,727,996
Shares that remain available for future issuance under 2013 Plan	3,608,550
Proposed new shares to be reserved under 2023 Plan	3,000,000
Total common stock outstanding	60,387,018

Accordingly, the Board believes that the 2023 Plan reserve is reasonable given anticipated grant practices over the next two years. This number of shares should allow us to continue to grant awards to our employees, consultants, officers and directors, which have been successful in attracting high-performing personnel and generating stockholder value, going forward and to be able to respond to growth, market competition and potential stock price fluctuations.

Good Governance and Compensation Practices

The Plan contains a number of provisions that we believe are consistent with the interests of our stockholders and good corporate governance and compensation practices, including:
•No evergreen provision;
•No option repricing without stockholder approval;
•No “liberal” change in control definition;
•No dividends on unvested awards;
•No excise tax gross ups;
•No automatic single trigger acceleration on a change in control;
•Minimum exercise price; and
•Limits on non-employee director cash and equity compensation.

Summary of the 2023 Plan

Purpose of the 2023 Plan

The purpose of the 2023 Plan is to secure and retain the services of employees, directors and consultants, to provide incentives for such persons to exert maximum efforts for our success and to provide a means by which such persons may be given an opportunity to benefit from increases in value of our common stock through the granting of awards under the 2023 Plan. We believe that the awards to be issued under the 2023 Plan will motivate award recipients to offer their maximum effort to us and help focus them on the creation of long-term value consistent with the interests of our stockholders. We believe that grants of incentive awards are necessary to enable us to attract and retain top talent.

Awards
The 2023 Plan provides for the grant of incentive stock options (“ISOs”) within the meaning of Section 422 of the Code to our employees and our parent and subsidiary corporations’ employees, and for the grant of nonstatutory stock options (“NSOs”), stock appreciation rights, restricted stock awards, restricted stock unit awards, and other forms of awards to our employees, directors and consultants and any of our affiliates’ employees and consultants. As of April 20, 2023, there were approximately 288 employees, including 5 executive officers and seven non-employee directors eligible to be granted awards under the 2023 Plan.

Authorized Shares
The maximum number of shares of our common stock that may be issued under the 2023 Plan after it becomes effective will be 20,524,705 shares. The aggregate maximum number of shares of our common stock that may be issued on the exercise of ISOs under the 2023 Plan is 16,852,750 shares. All of the foregoing share numbers are subject to adjustment as necessary to implement any changes in our capital structure (as described below). The closing price of a share of our common stock on April 20, 2023 was $28.35 per share.

Shares of our common stock subject to awards that will be granted under the 2023 Plan that expire or terminate without being exercised in full will not reduce the number of shares available for issuance under the 2023 Plan. The settlement of any portion of an award in cash will not reduce the number of shares of our common stock available for issuance under the 2023 Plan. Shares of our common stock that are withheld under an award to satisfy the exercise, strike or purchase price of an award or to satisfy a tax withholding obligation will not reduce the number of shares that will be available for issuance under the 2023 Plan. With respect to a stock appreciation right, only shares of our common stock that are issued upon settlement of the stock appreciation right will count towards reducing the number of shares available for issuance under the 2023 Plan. If any shares of our common stock issued pursuant to an award are forfeited back to or repurchased or reacquired by us (i) because of a failure to meet a contingency or condition required for the vesting of such shares, (ii) to satisfy the exercise, strike or purchase price of an award, or (iii) to satisfy a tax withholding obligation in connection with an award, the shares that are forfeited or repurchased or reacquired will revert to and again become available for issuance under the 2023 Plan.

Plan Administration
Our Board, or a duly authorized committee of our Board, will administer the 2023 Plan. Our Board, or a duly authorized committee of our Board, may, in accordance with the terms of the 2023 Plan, delegate to one or more of our officers the authority to (i) designate employees (other than officers) to be recipients of specified awards, and to the extent permitted by applicable law, the terms of such awards, and (ii) determine the number of shares of our common stock to be subject to such awards granted to such employees. Under the 2023 Plan, our Board, or a duly authorized committee of our Board, will have the authority to determine: award recipients, how and when each award will be granted, the types of awards to be granted, the provisions of each award, including the period of exercisability and the vesting conditions applicable to an award, and the number of shares of our common stock or cash equivalent subject to each award and the fair market value applicable to an award.

Under the 2023 Plan, (i) our Board will not, without stockholder approval, (a) reduce the exercise or strike price of an option or stock appreciation right (other than in connection with a capitalization adjustment), and (b) at any time when the exercise or strike price of an option or stock appreciation right is above the fair market value of a share of our common stock, cancel and re-grant or exchange such option or stock appreciation right for a new award with a lower (or no) purchase price or for cash, and (ii) a participant’s rights under any award will not be materially adversely impaired by any amendment without the participant’s written consent.

Stock Options
Options will be granted under stock option agreements adopted by our Board. Each option will be designated in writing as an ISO or an NSO. Our Board will determine the exercise price for options, within the terms and conditions of the 2023 Plan, except the exercise price of an option generally will not be less than 100% (or 110% in the case of ISOs granted to a person who owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any of our parent or subsidiary corporations, or a “ten percent stockholder”) of the fair market value of our common stock on the date of grant. Options granted under the 2023 Plan will vest at the rate specified in the stock option agreement as will be determined by our Board and unless otherwise provided in the award agreement, the unvested portion of any option will accelerate in full upon a termination of the participant’s continuous service due to the participant’s death (and if there are multiple vesting levels depending on the level of performance, the vesting will accelerate at 100% of the target performance level upon such termination). The terms and conditions of separate options need not be identical.

No option will be exercisable after the expiration of ten years (or five years in the case of ISOs granted to a ten percent stockholder) or a shorter period specified in the applicable award agreement. Unless the terms of a written agreement between us and the recipient, including a stock option agreement, provide otherwise, if an optionholder’s service relationship with us or any of our affiliates ceases for any reason other than disability, death or cause, the optionholder may generally exercise any vested options for a period of three months following the cessation of service. If an optionholder’s service relationship with us or any of our affiliates ceases due to death, or an optionholder dies within a certain period following cessation of service, the optionholder or a beneficiary may generally exercise any vested options for a period of 18 months following the date of death. If an optionholder’s service relationship with us or any of our affiliates ceases due to disability, the optionholder may generally exercise any vested options for a period of 12 months following the cessation of service. In the event of a termination for cause, all options (whether vested or unvested) terminate upon the termination date. An optionholder may not exercise an option at any time if the issuance of shares upon such exercise would violate applicable law. Unless provided otherwise in the optionholder’s stock option agreement or other written agreement between an optionholder and us, if an optionholder’s service relationship with us or any of our affiliates ceases for any reason other than for cause and, at any time during the last 30 days of the applicable post-termination exercise period: (i) the exercise of the optionholder’s option would be prohibited solely because the issuance of shares upon such exercise would violate applicable law, or (ii) the immediate sale of any shares issued upon such exercise would violate our trading policy, then the applicable post-termination exercise period will be extended to the last day of the calendar month that begins after the date the award would otherwise expire, with an additional extension of the exercise period to the last day of the next calendar month to apply if any of the foregoing restrictions apply at any time during such extended exercise period. However, in no event may an option be exercised beyond the expiration of its term.

Acceptable consideration for the purchase of our common stock issued upon the exercise of an option will be determined by our Board and may include (i) cash or check, bank draft or money order payable to us, (ii) a broker-assisted cashless exercise, (iii) subject to certain conditions, the tender of shares of our common stock previously owned by the optionholder, (iv) a net exercise of the option if it is an NSO, or (v) other legal consideration acceptable to our Board.

Limitations on ISOs
The aggregate fair market value, determined at the time of grant, of our common stock with respect to ISOs that are exercisable for the first time by an optionholder during any calendar year under all of our stock plans or plans of our affiliates may not exceed $100,000. Options or portions thereof that exceed such limit will generally be treated as NSOs. No ISO may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any of our parent or subsidiary corporations unless (i) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant, and (ii) the term of the ISO does not exceed five years from the date of grant.

Restricted Stock Unit Awards
Subject to the terms of the 2023 Plan, each restricted stock unit award will have such terms and conditions as determined by our Board, which need not be identical. A restricted stock unit award represents a participant’s right to be issued on a future date the number of shares of our common stock that is equal to the number of restricted stock units subject to the award. A participant will not have voting or any other rights as a stockholder of ours with respect to any restricted stock unit award (unless and until shares are actually issued in settlement of a vested restricted stock unit award). A restricted stock unit award may be settled by cash, delivery of stock (or any combination of stock and cash), or in any other form of consideration determined by our Board and set forth in the restricted stock unit award agreement. At the time of grant, our Board may impose such restrictions or conditions on the award of restricted stock units that delay delivery to a date following the vesting of the award. Additionally, dividend equivalents may be paid or credited in respect of shares of our common stock covered by a restricted stock unit award. Except as otherwise provided in the applicable award agreement, or other written agreement between us and the recipient, restricted stock unit awards that have not vested will be forfeited once the participant’s continuous service ends for any reason and the unvested restricted stock units will accelerate in full upon a termination of the participant’s continuous service due to the participant’s death (and if there are multiple vesting levels depending on the level of performance, the vesting will accelerate at 100% of the target performance level upon such termination).

Restricted Stock Awards
Restricted stock awards will be granted under restricted stock award agreements adopted by our Board. A restricted stock award may be awarded in consideration for cash, check, bank draft or money order, past services to us or any of our affiliates, or any other form of legal consideration that may be acceptable to our Board and permissible under applicable law. Our Board will determine the terms and conditions of restricted stock awards, including vesting and forfeiture terms, which need not be identical and unless otherwise provided in the award agreement, the unvested shares of restricted stock will accelerate in full upon a termination of the participant’s continuous service due to the participant’s death (and if there are multiple vesting levels depending on the level of performance, the vesting will accelerate at 100% of the target performance level upon such termination). Dividends may be paid or credited with respect to shares subject to a restricted stock award, as determined by our Board and specified in the applicable restricted stock award agreement. If a participant’s service relationship with us ends for any reason, we may receive any or all of the shares of our common stock held by the participant that have not vested as of the date the participant terminates service with us through a forfeiture condition or a repurchase right.

Stock Appreciation Rights
Stock appreciation rights will be granted under stock appreciation right agreements adopted by our Board and denominated in shares of our common stock. The terms of stock appreciation rights need not be identical. Our Board will determine the purchase price or strike price for a stock appreciation right, which generally will not be less than 100% of the fair market value of our common stock on the date of grant. A stock appreciation right granted under the 2023 Plan will vest at the rate specified in the stock appreciation right agreement as will be determined by our Board and unless otherwise provided in the award agreement, the unvested portion of any stock appreciation right will accelerate in full upon a termination of the participant’s service due to the participant’s death (and if there are multiple vesting levels depending on the level of performance, the vesting will accelerate at 100% of the target performance level upon such termination). Stock appreciation rights may be settled in cash or shares of our common stock (or any combination of our common stock and cash) or in any other form of payment, as determined by our Board and specified in the stock appreciation right agreement.

Our Board will determine the term of stock appreciation rights granted under the 2023 Plan, up to a maximum of ten years. If a participant’s service relationship with us or any of our affiliates ceases for any reason other than cause, disability, or death, the participant may generally exercise any vested stock appreciation right for a period of three months following the cessation of service. If a participant’s service relationship with us or any of our affiliates ceases due to death, or a participant dies within a certain period following cessation of service, the participant or a beneficiary may generally exercise any vested stock appreciation rights for a period of 18 months following the date of death. If a participant’s service relationship with us or any of our affiliates ceases due to disability, the participant may generally exercise any vested stock appreciation rights for a period of 12 months following the cessation of service. In the event of a termination for cause, all stock appreciation rights (whether vested or unvested) will terminate upon the termination date. A holder of a stock appreciation right may not exercise a stock appreciation right at any time if the issuance of shares upon such exercise would violate applicable law. Unless provided otherwise in the stock appreciation right agreement or other written agreement between the participant and us, if a participant’s service relationship with us or any of our affiliates ceases for any reason other than for cause and, at any time during the last 30 days of the applicable post-termination exercise period: (i) the exercise of the participant’s stock appreciation right would be prohibited solely because the issuance of shares upon such exercise would violate applicable law, or (ii) the immediate sale of any shares issued upon such exercise would violate our trading policy, then the applicable post-termination exercise period will be extended to the last day of the calendar month that begins after the date the award would otherwise expire, with an additional extension of the exercise period to the last day of the next calendar month to apply if any of the foregoing restrictions apply at any time during such extended exercise period. However, in no event may a stock appreciation right be exercised beyond the expiration of its term.

Other Stock Awards
Our Board will be permitted to grant other awards, based in whole or in part by reference to, or otherwise based on, our common stock, either alone or in addition to other awards. Our Board will have the sole and complete discretion to determine the persons to whom and the time or times at which other stock awards will be granted, the number of shares subject to the other stock award (or cash equivalent) and all other terms and conditions of such awards, which need not be identical.

Non-Employee Director Compensation Limit
The aggregate value of all compensation granted or paid following the effective date of the 2023 Plan to any individual for service as a non-employee director with respect to any fiscal year, including awards granted under the 2023 Plan (valued based on the grant date fair value for financial reporting purposes) and cash fees paid by us to such non-employee director, will not exceed $750,000 in total value, except such amount may increase up to $1,500,000 for the year in which a non-employee director is first appointed or elected to our Board.

Changes to Capital Structure
In the event there is a change that is made in, or other events that occur with respect to, our common stock without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, our Board will appropriately and proportionately adjust (i) the class(es) and maximum number of shares subject to the 2023 Plan and the maximum number of shares by which the share reserve may annually increase pursuant to the 2023 Plan, (ii) the class(es) and maximum number of shares that may be issued on the exercise of

ISOs, and (iii) the class(es) and number of shares and exercise price, strike price, or purchase price, if applicable, of all outstanding awards granted under the 2023 Plan.

Change in Control
In the event of a change in control (as defined below), unless otherwise provided in a participant’s award agreement or other written agreement with us or one of our affiliates, or unless otherwise expressly provided by our Board at the time of grant, any awards outstanding under the 2023 Plan may be assumed, continued or substituted for, in whole or in part, by any surviving or acquiring corporation (or its parent company), and any reacquisition or repurchase rights held by us with respect to our common stock issued pursuant to awards may be assigned to the successor (or its parent company). If the surviving or acquiring corporation (or its parent company) does not assume, continue or substitute for such awards, then (i) with respect to any such awards that are held by participants whose continuous service has not terminated prior to the effective time of the change in control, or current participants, the vesting (and exercisability, if applicable) of such awards will be accelerated in full (or, in the case of awards with performance-based vesting with multiple vesting levels depending on the level of performance, unless provided otherwise in the applicable award agreement, vesting will accelerate at 100% of the target level) to a date prior to the effective time of the change in control (contingent upon the effectiveness of the change in control) as our Board determines (or, if our Board does not determine such a date, to the date that is five days prior to the effective time of the change in control), and such awards will terminate if not exercised (if applicable) at or prior to the effective time of the change in control, and any reacquisition or repurchase rights held by us with respect to such awards will lapse (contingent upon the effectiveness of the change in control), and (ii) any such awards that are held by persons other than current participants will terminate if not exercised (if applicable) prior to the occurrence of the change in control, except that any reacquisition or repurchase rights held by us with respect to such awards will not terminate and may continue to be exercised notwithstanding the change in control.

In the event an award will terminate if not exercised prior to the effective time of a change in control, our Board may provide, in its sole discretion, that the holder of such award may not exercise such award but instead will receive a payment, in such form as may be determined by our Board, equal in value to the excess (if any) of (i) the value of the property the participant would have received upon the exercise of the award, over (ii) any per share exercise price payable by such holder, if applicable. As a condition to the receipt of an award, a participant will be deemed to have agreed that the award will be subject to the terms of any agreement under the 2023 Plan governing a change in control involving us.

Under the 2023 Plan, a “change in control” generally will be the consummation, in a single transaction or in a series of related transactions, of (i) the acquisition, other than by virtue of a merger, consolidation, reorganization or similar transaction, of our equity securities representing more than 50% of the combined voting power of our then outstanding securities, (ii) a merger, consolidation, reorganization or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation, reorganization or similar transaction, our stockholders immediately prior thereto do not own, directly or indirectly more than 50% of the surviving entity or parent thereof, (iii) our stockholders approve or the Board approves a plan of complete dissolution or liquidation of the Company, or a complete dissolution or liquidation of the Company shall otherwise occur, except for a liquidation into a parent corporation, (iv) a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its subsidiaries or (v) individuals who, on the date the 2023 Plan is adopted by our Board, are members of our Board, or the Incumbent Board, cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new member of the Board was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member will be considered as a member of the Incumbent Board.

Transferability
Except as expressly provided in the 2023 Plan or the form of award agreement, awards granted under the 2023 Plan may not be transferred or assigned by a participant. After the vested shares subject to an award have been issued, or in the case of a restricted stock award and similar awards, after the issued shares have vested, the holder of such shares is free to assign, hypothecate, donate, encumber or otherwise dispose of any interest in such shares provided that any such actions are in compliance with the provisions herein, the terms of our trading policy and applicable law.

Clawback/Recovery
All awards granted under the 2023 Plan will be subject to recoupment in accordance with any clawback policy that we are required to adopt pursuant to the listing standards of any national securities exchange or association on which our securities are listed or as is otherwise required by the Dodd-Frank Act or other applicable law and any clawback policy that we otherwise adopt, to the extent applicable and permissible under applicable law. In addition, our Board may impose such other clawback, recovery or recoupment provisions in an award agreement as our Board determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired shares of our common stock or other cash or property upon the occurrence of cause.

Amendment or Termination

Our Board may accelerate the time at which an award granted under the 2023 Plan may first be exercised or the time during which an award grant under the 2023 Plan or any part thereof will vest, notwithstanding the provisions in the award agreement stating the time at which it may first be exercised or the time during which it will vest. Our Board will have the authority to amend, suspend, or terminate the 2023 Plan at any time, provided that such action does not materially impair the existing rights of any participant without such participant’s written consent. Certain material amendments will also require the approval of our stockholders. No awards may be granted on or after the tenth anniversary of the date our Board adopts the 2023 Plan and no awards may be granted under the 2023 Plan while it is suspended or after it is terminated.

Certain U.S. Federal Income Tax Aspects of Awards under the 2023 Plan

The following is a general summary under current law of the material federal income tax consequences to participants in the 2023 Plan under U.S. law. This summary deals with the general tax principles that apply and is provided only for general information. Certain types of taxes, such as state and local income taxes and taxes imposed by jurisdictions outside the United States, are not discussed. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality. The summary does not discuss all aspects of income taxation that may be relevant to a participant in light of his or her personal investment circumstances and this summarized tax information is not tax advice.

Section 162(m) of the Code
We generally will be entitled to a tax deduction in connection with an award under the 2023 Plan only in an amount equal to the ordinary income realized by the participant at the time the participant recognizes the ordinary income. Section 162(m) of the Internal Revenue Code places a limit of $1 million on the amount of compensation that we may deduct as a business expense in any year with respect to certain of our most highly paid executive officers. While our Board considers the deductibility of compensation as one factor in determining executive compensation, our Board retains the discretion to pay compensation (including through the issuance of awards) that is not deductible as it believes that it is in the best interests of our stockholders to maintain flexibility in our approach to executive compensation and to structure a program that we consider to be the most effective in attracting, motivating and retaining key employees.

Stock Options
A participant will not recognize taxable income at the time an option is granted and we will not be entitled to a tax deduction at that time. A participant will recognize compensation taxable as ordinary income (subject to income tax withholding in respect of an employee) upon exercise of an NSO equal to the excess of the fair market value of the shares purchased over their purchase price, and we will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) of the Code apply. A participant will not recognize income (except for purposes of the alternative minimum tax) upon exercise of an ISO. If the shares acquired by exercise of an ISO are held for at least two years from the date the option was granted and one year from the date it was exercised, any gain or loss arising from a subsequent disposition of those shares will be taxed as long-term capital gain or loss, and we will not be entitled to any deduction. If, however, such shares are disposed of within either of the above-described periods, then in the year of that disposition, the participant will recognize compensation taxable as ordinary income equal to the excess of the lesser of (i) the amount realized upon that disposition, and (ii) the excess of the fair market value of those shares on the date of exercise over the exercise price, and we will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) of the Code apply.

Stock Appreciation Rights
A participant will not recognize taxable income at the time a stock appreciation right is granted, and we will not be entitled to a tax deduction at that time. Upon exercise, the participant will recognize compensation taxable as ordinary income (subject to income tax withholding in respect of an employee) in an amount equal to the fair market value of any shares delivered and the amount of cash paid upon settlement. This amount is deductible by us as a compensation expense, except to the extent the deduction limits of Section 162(m) of the Code apply.

Restricted Stock
A participant will not recognize taxable income at the time restricted stock is granted, and we will not be entitled to a tax deduction at that time, unless the participant makes an election to be taxed at that time. If such an election is made, the participant will recognize compensation taxable as ordinary income (subject to income tax withholding in respect of an employee) at the time of the grant in an amount equal to the excess of the fair market value for the shares of our common stock at such time over the amount, if any, paid for those shares of our common stock. If such election is not made, the participant will recognize compensation taxable as ordinary income (subject to income tax withholding in respect of an employee) at the time the restrictions constituting a substantial risk of forfeiture lapse in an amount equal to the excess of the fair market value of the shares of our common stock at such time over the amount, if any, paid for those shares of our common stock. The amount of ordinary income recognized by making the above-described election or upon the lapse of restrictions is deductible by us as compensation expense, except to the extent the deduction limits of Section 162(m) of the Code apply.

Restricted Stock Units
A participant will not recognize taxable income at the time that restricted stock units are granted, and we will not be entitled to a tax deduction at that time. Upon settlement of restricted stock units, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) in an amount equal to the fair market value of any shares of our common stock or other consideration delivered and the amount of any cash paid by us. The amount of ordinary income recognized is deductible by us as compensation expense, except to the extent the deduction limits of Section 162(m) of the Code apply.

Other Stock Awards
The tax consequences associated with any other stock award will vary depending on the specific terms of such award. Among the relevant factors are whether or not the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the award, and the participant’s holding period and tax basis for the award or underlying shares of our common stock.

The tax consequences for equity awards outside of the U.S. may differ significantly from the U.S. federal income tax consequences described above.

2023 Plan New Plan Benefits

The awards, if any, that will be made to eligible persons under the 2023 Plan will be subject to the discretion of our Board or the Human Capital Management & Compensation Committee. Therefore, we cannot currently determine the benefits or number of shares of our common stock subject to awards that may be granted in the future to our executive officers, employees and directors and a New Plan Benefits table is not provided.

Equity Compensation Plan Information

The table included on page 58 of this Proxy Statement sets forth additional information with respect to the shares of common stock that may be issued upon the exercise of outstanding options and other awards under our existing equity compensation plans and arrangements in effect as of December 31, 2022. The information includes the number of shares covered by, and the weighted average exercise price of, outstanding options and the number of shares remaining available for future grant, excluding the shares to be issued upon exercise of outstanding options.

Vote Required for Approval

The affirmative vote of a majority of votes cast will be required to approve the 2023 Plan. Abstentions will be counted towards a quorum, but will not be counted for any purpose in determining whether Proposal 4 has been approved as abstentions are not considered votes cast under Delaware law. Broker non-votes will have no effect on this proposal as brokers or other nominees are not entitled to vote on such proposal in the absence of voting instructions from the beneficial owner.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 4.

PROPOSAL 5

ADVISORY VOTE ON FREQUENCY OF FUTURE STOCKHOLDER VOTES ON EXECUTIVE COMPENSATION

Proposal 3 above requests that you cast an advisory vote on the executive compensation program and the compensation decisions that the Human Capital Management & Compensation Committee and our Board made in 2022 with respect to the compensation of our named executive officers. That advisory vote is referred to as a “say-on-pay” vote. In this Proposal 5, as required pursuant to Section 14A of the Exchange Act, our Board is asking that stockholders cast a non-binding, advisory vote on how frequently we should have say-on-pay votes in the future. You can vote to hold say-on-pay votes every one, two or three years, or you can abstain from voting.

The Compensation Committee of our Board believes that say-on-pay votes should be held every year. This vote, like the say-on-pay vote itself, is non-binding. If a choice other than one year receives the most votes, our Board will take the voting results into consideration in determining how frequently we will present you with a say-on-pay vote.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF “ONE YEAR” ON PROPOSAL 5.

CORPORATE GOVERNANCE
OVERVIEW
Our Board sets high standards for our employees, officers and directors, and it is the duty of the Board to serve as a prudent fiduciary for shareholders and other stakeholders, including the patients we seek to serve, and to oversee the management of the Company's business. We are committed to maintaining sound corporate governance practices, which are important to ensure that Xencor is managed for the long-term benefit of its stockholders. We periodically review our corporate governance policies and practices. The Board has adopted Corporate Governance Guidelines which describe our corporate governance practices and address corporate governance issues such as Board composition, responsibilities and director qualifications.
We believe that our strong corporate governance practices empower our independent directors to exercise effective oversight of our business generally and our management team specifically, including the performance of our Chief Executive Officer.
We also believe it is our responsibility and duty to patients to utilize and expand our protein engineering capabilities and to create a broad portfolio of drug candidates, which we advance, partner or terminate based on the data we generate. Strong governance, acting with integrity and increasing our transparency into social and environmental factors will support our positive impact on society and the value we bring to stakeholders, including our people, partners, patients and stockholders. We publish a report with further information in our Corporate Responsibility Statement.
Information about our corporate governance policies and practices, including our committee charters, Corporate Governance Guidelines, Code of Business Conduct and Ethics and most recent Corporate Responsibility Statement, can be found on our website, www.xencor.com. The information posted on or accessible through our website is not incorporated into this Proxy Statement or our Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

INDEPENDENCE OF THE BOARD OF DIRECTORS
As required under the NASDAQ Stock Market (“NASDAQ”) listing rules, a majority of the members of a listed company’s board of directors must qualify as “independent,” as that term is defined by NASDAQ Listing Rule 5605(a)(2), as affirmatively determined by the board of directors. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing rules of NASDAQ, as in effect from time to time.
Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board has affirmatively determined that the following directors are independent directors within the meaning of the applicable NASDAQ listing rules: Dr. Feigal, Dr. Gorman, Mr. Gustafson, Dr. Montgomery, Mr. Ranieri, Ms. Rosa-Bjorkeson and Dr. Valente. In making this determination, the Board found that none of these directors or nominees for director had a material or other disqualifying relationship with the Company.
BOARD LEADERSHIP STRUCTURE
Our Board has a Lead Independent Board Member, Dr. Montgomery, who has authority, among other things, to call and preside over Board meetings. As a general policy, the Board believes that separation of the position of Lead Independent Board Member and Chief Executive Officer reinforces the independence of the Board from management, creates an environment that encourages objective oversite of management’s performance and enhances the effectiveness of the Board as a whole. We also have a separate chair for each Board committee. The chairs of each committee are expected to report regularly to the Board on the activities of their committee in fulfilling their responsibilities, as detailed in their respective charters, or specify any shortcomings should that be the case.
ROLE OF THE BOARD IN RISK OVERSIGHT
The Audit Committee of the Board is primarily responsible for overseeing our risk management processes on behalf of the Board. In its regular meetings, the Audit Committee receives information from management regarding our assessment of the areas of potential material risks, including operational risks, such as cybersecurity, data loss risk, information security and privacy, along with financial, legal, regulatory, compliance, strategic and reputational risks. In addition, the

Audit Committee reports regularly to the Board, which also considers our risk profile. The Audit Committee and the Board focus on the most significant risks we face and our general risk management strategies. While the Board oversees our management of risk, management is responsible for day-to-day risk management processes. Our Board expects management to consider risk and risk management in each business decision, to proactively develop and monitor risk management strategies and processes for day-to-day activities and to effectively implement risk management strategies adopted by the Audit Committee and the Board. We believe this division of responsibilities is the most effective approach for addressing the risks we face and that our Board’s leadership structure, which also emphasizes the independence of the Board in its oversight of its business and affairs, supports this approach.
BOARD SELF-ASSESSMENT
The Nominating Committee ensures that the Board and each of its committees are annually assessed with an aim toward enhancing effectiveness. Directors complete an evaluation in order to provide performance feedback and suggestions for improved effectiveness or contributions. The assessments are done by way of a questionnaire conducted by our General Counsel. The assessments are given on a confidential basis, with the results tallied on an anonymous basis for review. The results of the evaluation are analyzed by the Board in executive session to decide whether any changes are needed to the Board’s processes, procedures, composition or committee structure. The evaluation carried out in 2022 indicated that the Board and its committees were effectively fulfilling their responsibilities.
BOARD EDUCATION
The Board recognizes the importance of ongoing director education. In order to facilitate directors’ educational development, the members of the Board regularly meet with management and are given periodic presentations on our business and recent business developments. Members of the Board also attend dinners on the evening before regularly scheduled in-person Board meetings. Generally, at these dinners the Board meets with other senior decision-makers within the Company in order to enhance the Board’s understanding of our business and operations. We also provide our Board members access to outside director continuing education programs sponsored by an independent not-for-profit organization.
MEETINGS OF THE BOARD OF DIRECTORS
The Board met five times during the fiscal year ended December 31, 2022, with four of these meetings including an executive session. All Board members attended all of the meetings of the Board and of the committees on which they served, held during the portion of the last fiscal year for which they were directors or committee members, respectively, with the exception of Ms. Rosa-Bjorkeson, who attended four of the five Board meetings and three of the four Audit Committee meetings and Mr. Ranieri, who attended all Board meetings and four of the five Human Capital Management & Compensation Committee meetings.
CODE OF BUSINESS CONDUCT AND ETHICS
The Company has adopted the Xencor, Inc. Code of Business Conduct and Ethics that applies to all officers, directors and employees. The Code of Business Conduct and Ethics is available on the Company’s website at www.xencor.com. If the Company makes any substantive amendments to the Code of Business Conduct and Ethics or grants any waiver from a provision of the Code to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on its website. The information on our website is not incorporated by reference into this Proxy Statement or our Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

HUMAN CAPITAL MANAGEMENT
Our Board has a key role in the oversight of our culture, holding management accountable for maintaining high ethical standards. The Board believes that human capital management is important to our success. We conduct staff member engagement surveys on a regular basis, and the results of these surveys are discussed with the Board. We also regularly hold townhall-style meetings for all employees, and provide opportunities for our employees to ask questions of our senior management team. We place significant value on fostering and enabling growth for staff, both personally and professionally, and we are committed to providing a safe, healthy, innovative, and diverse work environment for our staff.
SHAREHOLDER OUTREACH

Maintaining interactive relationships with our stockholders is important to us, and we conduct ongoing, proactive outreach. The information we collect from these engagements is highly valued. Our stockholder engagement team has consisted of certain independent directors and our legal and investor relations personnel. During 2022, we engaged with our stockholders to solicit feedback on a variety of topics, including our governance practices. We contacted stockholders representing 70% of outstanding stock as of September 30, 2022 and spoke with all stockholders that wanted to engage and provide feedback, representing 47% of outstanding stock. We are pleased with the response, particularly the support for our new director overboarding policy, which is available in our Corporate Governance Guidelines. We will continue to engage with our stockholders to ensure alignment with stockholders’ interests.

Our CEO, other members of our executive team and investor relations personnel actively engage with investors, prospective investors and investment analysts to remain well-informed regarding their perspectives and concerns and to help increase their understanding of our business and strategy.
STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS
The Company’s Board has adopted a formal process by which stockholders may communicate with the Board or any of its directors. Stockholders who wish to communicate with the Board may do so by sending written communications addressed to the Secretary of Xencor, Inc. at 465 N. Halstead Street, Suite 200, Pasadena, California 91107, Attn: Secretary. Each communication must set forth: (a) the name and address of the Company stockholder on whose behalf the communication is sent; and (b) the number of Company shares that are owned beneficially by such stockholder as of the date of the communication. Each communication will be reviewed by the Company’s Secretary to determine whether it is appropriate for presentation to the Board or such director. Communications determined by the Company’s Secretary to be appropriate for presentation to the Board or such director will be submitted to the Board or such director on a periodic basis.

INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS

Name	Audit	Human Capital Management & Compensation	Nominating & Corporate Governance	Research & Development

Ellen G. Feigal			X	X*
Kevin C. Gorman		X		X
Kurt A. Gustafson **	X*
Yujiro S. Hata(1)
A. Bruce Montgomery(2)	X	X
Richard J. Ranieri		X*
Dagmar Rosa-Bjorkeson(3)	X		X*
Nancy Valente(4)			X	X
Total meetings in fiscal 2022	4	5	5	4
_________________________________________
*Current Committee Chairperson
**Financial Expert

(1) Mr. Hata served as a member of the Board, the Audit Committee and the Nominating and Governance Committee through September 8, 2022.
(2) Dr. Montgomery was appointed to the Audit Committee on September 8, 2022 and served as Chair of the Nominating and Governance Committee and as a member of the Research and Development Committee through February 16, 2023.
(3) Ms. Rosa-Bjorkeson was appointed as Chair of the Nominating and Governance Committee on February 16, 2023.

(4) Dr. Valente was appointed to the Board, the Nominating and Governance Committee and the Research and Development Committee on September 8, 2022 and served as a member of the Board and as a member of the Nominating and Governance Committee and the Research and Development Committee through her resignation which is effective May 1, 2023.
Board Committees
Below is a description of each committee of the Board. Each of these committees operates under a written charter setting forth the functions and responsibilities of the committee, which is available on our website at www.xencor.com. Each committee reviews the adequacy of its own performance and the adequacy of its charter on a periodic basis. With the exception of the Research & Development Committee, each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities.
We believe that the composition and functioning of each committee complies with all applicable requirements of the Sarbanes-Oxley Act of 2002, and all applicable SEC and NASDAQ rules and regulations. The Board reviews the NASDAQ definition of “independence” on an annual basis and has determined that each member of each committee meets the applicable NASDAQ rules and regulations regarding independence and that each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company. We intend to comply with future requirements to the extent they become applicable to us.
Audit Committee
The Audit Committee was established by the Board to oversee the Company’s corporate accounting and financial reporting processes, systems of internal control over financial reporting and audits of financial statements, as well as the quality and integrity of the Company’s financial statements and reports and the qualifications, independence and performance of the registered public accounting firm or firms engaged as the Company’s independent outside auditors for the purpose of preparing or issuing an audit report or performing other audit, review or attest services. For this purpose, the Audit Committee performs several functions, including the following:
•determining and approving the engagement of the independent auditors, assessing their qualifications and evaluating their performance;
•determining whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors;
•reviewing and approving the retention of the independent auditors to perform any proposed permissible non-audit services;
•monitoring the rotation of partners of the independent auditors on our audit engagement team as required by law;
•prior to engagement of any independent auditor, and at least annually thereafter, reviewing relationships that may reasonably thought to bear on their independence, and assessing and otherwise taking the appropriate action to oversee the independence of our independent auditor;
•reviewing and approving or rejecting transactions between the Company and any related persons in accordance with our related party transaction policy and reviewing and monitoring compliance with legal and regulatory responsibilities, including our Code of Business Conduct and Ethics;
•reviewing with management and the independent auditors significant issues that arise regarding accounting principles and financial statement presentation and matters concerning the scope, adequacy and effectiveness of internal controls over financial reporting;
•establishing procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters;
•reviewing with management and our auditors any earnings announcements and other public announcements regarding material developments;

•preparing the report that the SEC requires in our annual proxy statement;
•reviewing on a periodic basis our investment policy, and overseeing management’s efforts to monitor compliance with the investment policy and with applicable legal and regulatory requirements;
•reviewing our major financial risk exposures; and
•reviewing the Company’s annual audited financial statements and quarterly financial statements with management and the independent auditor, including a review of the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”
The Audit Committee is currently composed of three directors: Mr. Gustafson, Dr. Montgomery and Ms. Rosa-Bjorkeson, with Mr. Gustafson acting as chair. The Audit Committee met four times during the fiscal year ended December 31, 2022.
The Board has determined that Mr. Gustafson qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The Board made a qualitative assessment of Mr. Gustafson’s level of knowledge and experience based on a number of factors, including his formal education and experience as a chief financial officer at other publicly traded biopharmaceutical companies.
Report of the Audit Committee of the Board of Directors*
The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2022 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit committee concerning independence and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on these reviews and discussions, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

Mr. Kurt A. Gustafson, Committee Chair
Dr. A. Bruce Montgomery
Ms. Dagmar Rosa-Bjorkeson
*The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
Human Capital Management & Compensation Committee
Our Board believes that our human capital management initiatives are vital to the success of the Company and is actively engaged in overseeing these practices. The Human Capital Management & Compensation Committee was established by the Board to ensure our human capital management and compensation are aligned with the Company’s strategy, values and mission. This committee also oversees the Company’s culture, talent development, succession planning, compensation policies, plans and programs. For this purpose, the Human Capital Management & Compensation Committee performs several functions, including the following:
•reviewing the Company’s strategies, initiatives and programs with respect to its culture, talent recruitment, employee development, retention and engagement, and succession planning;
•reviewing and approving (or making recommendations to the full Board for approval) corporate performance goals and objectives, which shall support and reinforce the Company’s long-term strategic goals, relevant to the compensation of the Company’s executive officers;

•reviewing, modifying and approving (or if it deems appropriate, making recommendations to the full Board regarding) our overall compensation strategy and policies;
•reviewing and approving (or, if it deems appropriate, making recommendations to the full Board regarding) the compensation and other terms of employment of our executive officers;
•reviewing, approving (or if it deems it appropriate, making recommendations to the full Board regarding), and administering the equity incentive plans, compensation plans and similar programs advisable for us, as well as modifying, amending or terminating existing plans and programs;
•evaluating risks associated with our compensation policies and practices and assessing whether risks arising from our compensation policies and practices for our employees are reasonably likely to have a material adverse effect on us;
•reviewing and approving (or, if it deems appropriate, making recommendations to the full Board regarding) the type and amount of compensation to be paid or awarded to our non-employee Board members;
•establishing policies with respect to votes by our stockholders to approve executive compensation to the extent required by Section 14A of the Exchange Act, and to the extent applicable, determining our recommendations regarding the frequency of advisory votes on executive compensation;
•reviewing and assessing the independence of compensation consultants, legal counsel and other advisors as required by Section 10C of the Exchange Act, as well as applicable NASDAQ rules and regulations;
•establishing policies with respect to equity compensation arrangements;
•reviewing and approving (or, if it deems appropriate, making recommendations to the full Board regarding) the terms of any employment agreements, severance arrangements, change in control protections and any other compensatory arrangements for our executive officers;
•to the extent applicable, reviewing with management and approving our disclosures under the caption “Compensation Discussion and Analysis” in our periodic reports or proxy statements to be filed with the SEC; and
•preparing the report that the SEC requires in our annual proxy statements.
The Human Capital Management & Compensation Committee is currently composed of three directors: Mr. Ranieri, Dr. Montgomery and Dr. Gorman, with Mr. Ranieri acting as chair. The Human Capital Management & Compensation Committee met five times during the fiscal year ended December 31, 2022.
Human Capital Management & Compensation Committee Interlocks and Insider Participation
No member of the Human Capital Management & Compensation Committee has ever been an officer or employee of the Company. None of our executive officers currently serve, or has served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more executive officers serving as a member of our Board or Human Capital Management & Compensation Committee.
Nominating Committee
The Nominating Committee was established by the Board to oversee all aspects of the Company’s corporate governance functions. For this purpose, the Nominating Committee performs several functions, including the following:
•identifying, reviewing and evaluating candidates to serve as directors of the Company (consistent with criteria approved by the Board);
•reviewing and evaluating incumbent directors;
•recommending to the Board candidates for election to the Board;

•making recommendations to the Board regarding the membership of the committees of the Board;
•considering and assessing the independence of members of the Board;
•assessing the performance of the Board; and
•monitoring the Company’s adherence to its Code of Business Conduct and Ethics.
The Nominating Committee is currently composed of two directors: Ms. Rosa-Bjorkeson and Dr. Feigal, with Ms. Rosa-Bjorkeson acting as committee chair (Dr. Valente has resigned from the Nominating Committee, effective May 1, 2023). The Nominating Committee met five times during the fiscal year ended December 31, 2022.
The Nominating Committee believes that candidates for director, both individually and collectively, can and do provide the integrity, experience, judgment, commitment (including having sufficient time to devote to the Company and level of participation), skills, diversity and expertise appropriate for the Company. In assessing the candidates, both individually and collectively, the Nominating Committee may consider the current needs of the Board and the Company to maintain a balance of knowledge, experience and capability in various areas. However, the Nominating Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Nominating Committee typically considers diversity, age, skills and such other factors as it deems appropriate given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability.
In the case of incumbent directors whose terms of office are set to expire, the Nominating Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates, the Nominating Committee also determines whether the nominee is independent for NASDAQ purposes, which determination is based upon applicable NASDAQ listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendations to the Board by majority vote.
The Nominating Committee will consider director candidates recommended by stockholders. The Nominating Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating Committee at the following address: 465 N. Halstead Street, Suite 200, Pasadena, California 91107, Attn: Secretary, no later than the close of business on the 90th day and no earlier than the close of business on the 120th day prior to the one year anniversary of the preceding year’s annual meeting. Submissions must include (1) the name and address of the Company stockholder on whose behalf the submission is made; (2) number of Company shares that are owned beneficially by such stockholder as of the date of the submission; (3) the full name of the proposed candidate; and (4) any other information required by the Bylaws. The Company may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director of the Company or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such proposed nominee.
Research and Development Committee
The Research and Development Committee was established by the Board, effective as of July 1, 2020, to assist in its oversight of the Company’s research and development activities, initiatives, strategic direction and portfolio prioritization. For this purpose, the Research and Development Committee performs several functions, including the following:
•reviewing the Company’s research and development programs and progress in achieving goals and objectives;
•advising the Board on the scientific and research and development aspects of corporate strategy, business development and product development;

•overseeing management’s assessment and management of risks associated with the Company’s research and development activities and clinical development; and
•performing such other functions as are consistent with its purpose or as may be requested by the Board.
The Research and Development Committee is currently composed of two directors: Dr. Feigal and Dr. Gorman with Dr. Feigal acting as chair (Dr. Valente has resigned from the Research and Development Committee, effective May 1, 2023). The Research and Development Committee met four times during the fiscal year ended December 31, 2022.
Director Compensation
Overview
The Company believes that having quality non-employee directors is critical to our success. Non-employee directors represent the interests of our stockholders, and they contribute their experience and wisdom to guide our Company, our strategy and our management. The Board believes that compensation for directors should reflect the work required in both their ongoing oversight and governance role, and their continuous focus on driving long-term performance and stockholder value.
Review Process
The Human Capital Management and Compensation Committee consists solely of independent directors and has the primary responsibility for reviewing director compensation and the consideration of any changes in how we compensate our directors. The full Board reviews the Human Capital Management and Compensation Committee’s recommendations and determines the amount of director compensation. The Human Capital Management and Compensation Committee is empowered to engage outside advisors, experts, and others to assist it. The Human Capital Management and Compensation Committee periodically reviews assessments prepared by outside consultants that it has engaged in order to gain an understanding of current market levels of compensation being paid for board service and to gauge current practices with respect to the forms of director compensation currently in use.
Our Board compensation was established as a result of a process commenced in early 2022 under which the Human Capital Management and Compensation Committee engaged Aon’s Human Capital Solutions practice, a division of Aon plc (“Aon”), to conduct a director compensation assessment based on peer companies. The assessment, which was grounded in the practices of a group of peer companies developed contemporaneously, analyzed peer company director compensation levels and practices, evaluated the competitiveness of the Company’s director compensation program from multiple perspectives relative to the peer group, and described recent market trends in director compensation. Considering this peer group assessment and exercising its judgment, the Human Capital Management and Compensation Committee determined to amend and restate our director compensation policy.
Under the amended and restated policy, our non-employee directors receive an annual retainer of $50,000, with our lead director receiving an additional $30,000 for a total annual retainer of $80,000, and each retainer to be pro rata if a director serves less than a full year. In addition, all non-employee directors that serve on one or more committees are eligible to receive the following committee fees:

Committee	Member Annual Retainer	Chair Annual Retainer

Audit Committee	$10,000	$20,000
Human Capital Management & Compensation Committee	$8,500	$17,000
Nominating & Corporate Governance Committee	$6,500	$13,000
Research & Development Committee	$7,500	$15,000
Board fees are paid quarterly in arrears. We also have reimbursed and will continue to reimburse all of our non-employee directors for their travel, lodging and other reasonable expenses incurred in attending meetings of our Board and committees of our Board.

In addition, non-employee directors are entitled to receive an option to purchase shares of our common stock upon initial election or appointment to the Board (the “Initial Grant”) and an option to purchase shares of common stock annually thereafter (the “Annual Grant”). Under the amended and restated compensation policy, the Initial Grant to eligible directors has a fixed fair value of $550,000 and the Annual Grant to eligible directors has a fixed fair value of $300,000. The equity fair values are based on the Black Scholes valuation model using a three-month trailing average closing price of our common stock. The Initial Grant vests one-third on the first anniversary of the grant and the remainder monthly over the next 24 months thereafter. The Annual Grant options vest monthly over 12 months from the date of grant. The Initial Grant and Annual Grant fair value amounts were not changed in the amended and restated compensation policy adopted in September 2022.
The Human Capital Management and Compensation Committee intends to benchmark and, if needed, recommend adjusting non-employee director compensation on a periodic basis going forward.
The following table sets forth information concerning the compensation that we paid or awarded during the year ended December 31, 2022 to each of our non-employee directors:

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)

Ellen G. Feigal	71,500	312,718	384,218
Kevin C. Gorman	66,000	312,718	378,718
Kurt A. Gustafson	70,000	312,718	382,718
Yujiro S. Hata	45,885	155,943	201,828
A. Bruce Montgomery	105,200	312,718	417,918
Richard J. Ranieri	67,000	312,718	379,718
Dagmar Rosa-Bjorkeson	60,000	312,718	372,718
Nancy Valente	28,160	490,975	519,135
_________________________________________
(1)In accordance with SEC rules, this column reflects the aggregate grant date fair value of the option awards granted during the year ended December 31, 2022 computed in accordance with FASB Accounting Standards Codification (ASC) Topic 718, Compensation—Stock Compensation. Assumptions used in the calculation of these amounts are included in Note 7 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022.
The following table sets forth the aggregate number of shares subject to outstanding stock options held by non-employee directors as of December 31, 2022:

Name	2022 Awards	Total Shares Subject to Options at 12/31/22

Ellen G. Feigal	21,412	72,861
Kevin C. Gorman	21,412	87,824
Kurt A. Gustafson	21,412	102,824
Yujiro S. Hata (1)	21,412	95,324
A. Bruce Montgomery	21,412	102,824
Richard J. Ranieri	21,412	80,324
Dagmar Rosa-Bjorkeson	21,412	60,621
Nancy Valente	35,282	35,282
(1)    Mr. Hata resigned from the Board effective September 8. 2022 and subsequently entered into a consulting agreement with the Company pursuant to which he provides consulting services in exchange for continued vesting of his prior equity grants.

Each of the option grants described above will vest and become exercisable subject to the director's continuous service to us, provided that each option will vest in full upon a change of control (as defined under the 2013 Plan). The term of each option is 10 years. The options were granted under the 2013 Plan, the terms of which are described in more detail above under “—Equity Compensation Arrangements—2013 Equity Incentive Plan.”

TRANSACTIONS WITH RELATED PERSONS
RELATED-PERSON TRANSACTIONS POLICY AND PROCEDURES
In 2013, the Company adopted a written Related-Person Transactions Policy that sets forth the Company’s policies and procedures regarding the identification, review, consideration and approval or ratification of “related-persons transactions.” For purposes of the Company’s policy only, a “related-person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company and any “related person” are participants involving an amount that exceeds $120,000. Transactions involving compensation for services provided to the Company as an employee, director, consultant or similar capacity by a related person are not covered by this policy. A related person is any executive officer, director, or more than 5% shareholder of the Company, including any of their immediate family members, and any entity owned or controlled by such persons.
Under the policy, where a transaction has been identified as a related-person transaction, management must present information regarding the proposed related-person transaction to the Audit Committee (or, where Audit Committee approval would be inappropriate, to another independent body of the Board) for consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to the Company of the transaction and whether any alternative transactions were available. To identify related-person transactions in advance, the Company relies on information supplied by its executive officers, directors and certain significant stockholders.
In considering related-person transactions, the Audit Committee takes into account the relevant available facts and circumstances including, but not limited to:
(a)the risks, costs and benefits to the Company;
(b)the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;
(c)the terms of the transaction;
(d)the availability of other sources for comparable services or products; and
(e)the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.
In the event a director has an interest in the proposed transaction, the director must recuse himself or herself from the deliberations and approval. The policy requires that, in determining whether to approve, ratify or reject a related-person transaction, the Audit Committee considers, in light of known circumstances, whether the transaction is in, or is not inconsistent with, the best interest of the Company and its stockholders, as the Audit Committee determines in the good faith exercise of its discretion.
CERTAIN RELATED-PERSON TRANSACTIONS
Pursuant to SEC rules, a “transaction” with a related person includes any transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company was or is a participant in which the related person had or will have a direct or indirect material interest where the amount involved exceeds $120,000. Since January 1, 2022, there has not been, nor is there currently proposed, any transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any “related person” are, were or will be participants in which the amount involved exceeds $120,000 other than compensation arrangements described under the caption “Executive Compensation” and the transaction described below.

Indemnification Agreements
We have entered into separate indemnification agreements with our directors and executive officers, in addition to the indemnification provided for in the Bylaws. These agreements, among other things, require us to indemnify our directors and executive officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of his or her services as one of our directors or executive officers or any other company or enterprise to which the person provides services at our request. We believe that these indemnification agreements, together with the provisions in the Bylaws, are necessary to attract and retain qualified persons as directors and officers.

EXECUTIVE OFFICERS
The following table sets forth certain information regarding our 2022 named executive officers (each, a “NEO”):

Name	Age	Position

Bassil I. Dahiyat, Ph.D.	52	President, Chief Executive Officer and Director
John J. Kuch	63	Senior Vice President, Chief Financial Officer
John R. Desjarlais, Ph.D.	58	Executive Vice President, Research and Chief Scientific Officer
Allen S. Yang, M.D., Ph.D.	55	Senior Vice President, Chief Medical Officer
Celia E. Eckert	51	Senior Vice President, General Counsel and Corporate Secretary
Dr. Dahiyat’s biographical information is set forth above under Proposal 1.
John J. Kuch has served as our Senior Vice President and Chief Financial Officer since May 2018 and served as our Vice President, Finance from October 2010 to May 2018. Mr. Kuch joined the Company in October 2000, serving as our Senior Director of Finance. Mr. Kuch oversees all SEC and financial reporting, budgeting, cash-flow management, investments, information technology, investor relations, capital financing and facility issues for the Company. Mr. Kuch has had primary responsibility for the Company’s initial public offering and its subsequent follow-on financing transactions. Prior to joining us, he worked for over 15 years in public accounting. From August 1997 through December 1998, he served as a Director at PricewaterhouseCoopers LLP. Mr. Kuch is a certified public accountant and received a B.S. and a M.S. in accounting from the University of Illinois.
John R. Desjarlais, Ph.D. has served as our Executive Vice President, Research since April 2023. Dr. Desjarlais previously served as our Senior Vice President, Research since March 2016, as our Chief Scientific Officer since July 2014 and as our Vice President, Research from October 2006 to July 2014. He joined the Company in July 2001, initially serving as our Director of Protein Engineering. Dr. Desjarlais oversees all aspects of discovery and research for the Company, including technology development, protein and antibody engineering and generation of product candidates. Prior to joining us, Dr. Desjarlais was an Assistant Professor of Chemistry at Penn State University from 1997 to 2001. Dr. Desjarlais received a B.S. in physics from the University of Massachusetts and holds a Ph.D. in biophysics from Johns Hopkins University. He then conducted postdoctoral research at the University of California, Berkeley. Dr. Desjarlais has driven the Company's technology development and engineering efforts for over 10 years and participated in the development of the Company's business and intellectual property strategies.
Allen S. Yang, M.D., Ph.D. has served our Senior Vice President and Chief Medical Officer since December 2019. Dr. Yang oversees all aspects of clinical development for the Company, including clinical operations, biometrics, pharmacovigilance, and medical writing. From January 2019 to December 2019, he served as senior vice president, head of clinical development and acting chief medical officer at Jazz Pharmaceuticals plc (“Jazz”). Prior to joining Jazz in April 2016, Dr. Yang led clinical development and clinical operations groups at Spectrum Pharmaceuticals, Inc. where he was vice president of clinical research from 2014 to March 2016. From 2009 to 2014, he held several roles of increasing responsibility at Amgen, including those of global development leader for an oncology therapeutic and clinical research medical director for the first approved bispecific antibody. Before transitioning to the biopharmaceutical industry, from 2004 to 2009, Dr. Yang practiced medicine as an academic oncologist at the University of Southern California, where he led a translational cancer research laboratory. Dr. Yang received a B.A. in molecular biology from the University of California, Berkeley, and a Ph.D. in biochemistry and an M.D. from the University of Southern California. He completed his medical oncology fellowship at the MD Anderson Cancer Center.

Celia E. Eckert has served as our Senior Vice President, General Counsel and Corporate Secretary since April 2022 and as our Vice President, General Counsel and Corporate Secretary since September 2019. Ms. Eckert oversees all legal and compliance matters for the Company, including transactions, corporate governance and intellectual property. From October 2016 to August 2019, she held roles at Synthetic Genomics, Inc., including vice president, corporate legal, where she was responsible for licensing and financial transactions, managed litigation and supported corporate legal matters. Prior to Synthetic Genomics, Inc., Ms. Eckert served as associate general counsel at Sequenom, Inc. from 2014 to October 2016 and as senior director, legal affairs at Prometheus Laboratories, Inc. (“Prometheus”), from 2007 to 2014. At Prometheus, she structured transactions, managed substantial patent litigation and supported the growth of the company’s commercial organization. Earlier in her career, she was an associate at Pillsbury Winthrop Shaw Pittman LLP and at Jones Day. Ms. Eckert received a B.A. in political science from the University of California, Los Angeles and a J.D. from the University of California, Hastings School of Law.

There are no agreements or understandings pursuant to which any of the NEOs was selected to serve as an NEO. There are no family relationships between any NEO and any director or director nominee. There are no legal proceedings related to any of the NEOs which require disclosure pursuant to Items 103 or 401(f) of Regulation S-K.

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
Overview
The following Compensation Discussion and Analysis provides information about our 2022 NEOs: the individuals who served as our principal executive officer, principal financial officer and three other most highly compensated executive officers serving as of December 31, 2022. Our NEOs for fiscal 2022 are:

Named Executive Officer	Position(s)

Bassil I. Dahiyat, Ph.D.	President, Chief Executive Officer and Director
John J. Kuch	Senior Vice President and Chief Financial Officer
John R. Desjarlais, Ph.D.	Executive Vice President, Research and Chief Scientific Officer
Allen S. Yang, M.D., Ph.D.	Senior Vice President and Chief Medical Officer
Celia E. Eckert	Senior Vice President, General Counsel and Corporate Secretary
Our Corporate Goal and 2022 Business Highlights
Our goal is to become a leading biopharmaceutical company focused on developing and commercializing engineered biologic medicines to treat patients with severe and life-threatening diseases with unmet medical needs. Key elements of our strategy are to:

1.Advance the clinical development of our XmAb bispecific antibody and cytokine drug candidates;
2.Build and manage a large and diversified portfolio of XmAb drug candidates;
3.Leverage our protein engineering capabilities, XmAb Fc domains, and XmAb drug candidates with partnerships, collaborations, and licenses to generate revenue streams, create new drug candidates and combination treatments, and identify new indications for our pipeline of drug candidates;
4.Broaden the functionality of our XmAb Fc technology platforms; and
5.Continue to expand our patent portfolio protecting our Fc technologies and XmAb drug candidates.
Key Accomplishments and Highlights in 2022
In 2022, we presented clinical data from multiple clinical studies and advanced two novel XmAb® bispecific antibodies into first-in-human clinical studies.
•Vudalimab (PD-1 x CTLA-4): We presented early data from the safety run-in portion of a Phase 2 study in patients with metastatic castration resistant prostate cancer (mCRPC), as a monotherapy or in combination with chemotherapy or a PARP inhibitor, at the Annual Meeting of the Society for Immunotherapy of Cancer. Evidence of anti-tumor activity was observed in several patients, and review of safety data guided us to revise the chemotherapy dosing regimens in the combination cohorts in the study; dosing of vudalimab was unchanged. We also initiated a second Phase 2 study for patients with advanced gynecologic and genitourinary malignancies.
•XmAb564 (IL2-Fc for autoimmune disease): We presented data from a randomized, double-blind, placebo-controlled Phase 1a study to evaluate the safety and tolerability of a single dose, administered subcutaneously in healthy volunteers. XmAb564 was well tolerated and generated durable, dose-dependent and selective expansion of regulatory T cells. In the fourth quarter of 2022, we dosed the first patient in a newly initiated Phase 1b, multiple-ascending dose study of XmAb564 in patients with atopic dermatitis and psoriasis.
•XmAb104 (PD-1 x ICOS): We presented initial dose-escalation data from a Phase 1 study at the American Society of Clinical Oncology Annual Meeting. XmAb104 was well tolerated and exhibited a distinct safety profile compared to other clinical-stage ICOS programs. Anti-tumor activity was observed in patients, and biomarker activity was consistent with engagement with T cells. We are evaluating XmAb104 in combination with ipilimumab in the expansion portion of the study, enrolling patients with microsatellite stable (MSS) colorectal cancer.

•XmAb819 (ENPP3 x CD3): We initiated a Phase 1 study in patients with advanced renal cell carcinoma. XmAb819 uses the XmAb 2+1 bispecific antibody format for greater selectivity for ENPP3-expressing tumor cells compared to normal cells, which express lower levels of ENPP3.
•XmAb808 (B7-H3 x CD28): We initiated a Phase 1 study in combination with pembrolizumab in patients with advanced solid tumors. CD28 is a key immune co-stimulatory receptor on T cells; however, the ligands that activate T cells through CD28 are usually not expressed on tumor cells. Targeted CD28 bispecific antibodies are a new class of bispecific antibody, engineered to provide conditional co-stimulation of T cells when the molecule is also bound to tumor cells, which may enhance the activity CD3 bispecifics and checkpoint inhibitors. XmAb808 uses an XmAb 2+1 bispecific antibody format and targets the broadly expressed tumor antigen B7-H3.
•Plamotamab (CD20 x CD3): We are co-developing plamotamab in collaboration with Janssen Biotech, Inc. We presented additional safety and anti-tumor activity data from expansion cohorts in the Phase 1 study in patients with relapsed or refractory non-Hodgkin lymphoma at the American Society of Hematology Annual Meeting. Results indicated that plamotamab monotherapy was well tolerated and demonstrated encouraging clinical activity in heavily pretreated patients at the recommended intravenous Phase 2 dose. In the fourth quarter of 2022, we began dosing patients in the study with subcutaneously administered plamotamab.
•We stopped internal development of the tidutamab (SSTR2 x CD3) and XmAb841 (CTLA-4 x LAG-3) programs. Neither of these early-stage programs demonstrated a competitive clinical profile, and we decided to focus resources on new clinical programs.
We continue to monetize, expand and realize the value of our XmAb technology platforms and drug candidates through additional partnerships and collaborations. In 2022, we received $164.6 million through partnerships and collaborations.
•We earned $152.1 million in royalty revenue from net sales of three medicines that have been developed with XmAb Fc domains: sotrovimab, Ultomiris® and Monjuvi®.
•We entered into two target discovery option and license agreements with Caris Life Sciences, to create XmAb bispecific or multi-specific antibodies with Caris’ unique human tissue bank and bioinformatics approach to find addressable tumor markers.
In 2022, we maintained our strong balance sheet, stayed on budget and exceeded our anticipated year-end cash position, completing the year with $613.5 million in cash, cash equivalents, marketable debt securities and receivables, which we anticipate will provide runway to fund operations through the end of 2025.
Executive Summary
Highlights of our executive compensation program include the following:
•We tie pay to performance. We structure a significant portion of our NEOs’ compensation to be variable, at risk and tied directly to our measurable performance. For 2022, 92% of our Chief Executive Officer’s target total compensation, and an average of 83% of our other NEOs’ target total compensation, was variable and at risk, consisting of the target annual performance bonus and long term equity incentives.
•Our executive bonuses are dependent on meeting corporate objectives. Our annual performance-based bonus opportunities for all of our NEOs are dependent on our achievement of annual corporate objectives established each year and, in the case of our NEOs other than our Chief Executive Officer, the individual officer’s contributions towards such corporate objectives. In 2022, as described below, we achieved our annual corporate objectives and the Human Capital Management & Compensation Committee approved a corporate goal achievement level of 100%. Each of our NEOs received a performance bonus payout based on such achievement.
•We emphasize long-term equity incentives. Equity awards are an integral part of our executive compensation program, and comprise the primary “at-risk” portion of our NEO compensation package. We grant equity awards in the form of stock options and restricted stock units (“RSUs”), which is variable and at-risk because their value is tied to the market price of our stock and vesting depends on the executive officer’s continued employment. These awards strongly align our executive officers’ interests with those of our stockholders by providing a continuing financial incentive to maximize long-term value for our stockholders and by encouraging our executive officers to remain in our long-term employ.
•Our Human Capital Management & Compensation Committee (“HCMCC”) has retained an independent third-party compensation consultant for guidance in making compensation decisions. The compensation consultant advises the HCMCC on market practices, including identifying a peer group of companies and their compensation practices, so that our HCMCC can regularly assess the Company's individual and total compensation programs against these peer companies, the general marketplace and other industry data points. Xencor continued to engage the services of Aon as its independent compensation consultant.
Additional important executive pay practices are in the table below:

What we do	What we don’t do
    Tie a significant portion of executive pay to Company performance through our annual and long-term incentive compensation
    Balance among short- and long-term incentives, cash and equity and fixed and variable pay
    Compare executive compensation and Company performance to relevant peer group companies
    Retain an independent third-party compensation consultant for guidance in making compensation decisions
    Give stockholders an advisory vote on executive compensation each year
    Assess the risk associated with our compensation policies and practices annually to ensure they are not reasonably likely to have a material adverse effect on the Company

x    No single-trigger change-in-control cash payments or equity vesting
x    No change-in-control excise tax gross up
x    No hedging or pledging by employees or directors of Company stock
x    No repricing of underwater stock options
x    No executive excessive perquisites, such as car allowances or personal security
x    No supplemental executive retirement plans

Overview of our Executive Compensation Program
Objectives and Philosophy
Our HCMCC oversees our compensation program that aims to achieve the following main objectives:
•attract, retain and reward highly qualified executives;
•provide incentives that motivate and reward executives for achievement of our key performance goals that increase stockholder value over the long term;
•align our executives’ interests with the Company’s strategy and the interests of our stockholders;
•link pay to Company performance; and
•offer pay packages that remain competitive within the biopharmaceutical market in which we compete to recruit and retain top talent, while maintaining a reasonable cost and dilution to our stockholders.

Elements of Executive Compensation
Our executive compensation program generally consists of, and is intended to strike a balance among, the following three principal components: base salary, annual performance-based bonuses and long-term incentive compensation. We also provide our executive officers with severance and change-in-control benefits, as well as other benefits available to all our employees, including participation in the Company’s Employee Stock Purchase Plan (“ESPP”), retirement benefits under the Company’s 401(k) plan and participation in employee benefit plans. The following chart summarizes the three main elements of compensation, their objectives and key features.

Element of Compensation	Objectives	Key Features
Base Salary (fixed cash)	Provides financial stability and security through a fixed amount of cash for performing job responsibilities.
•Reviewed annually at the beginning of the year or at the time of a new hire
•Determined based on a number of factors (including individual performance, internal equity, retention, criticality of the role, and the overall performance of our Company) and by reference to market data provided by our independent compensation consultant

Performance Bonus (at-risk cash)	Motivates and rewards attainment of key annual corporate performance goals and individual contributions that relate to our key business objectives.
•Target amounts calculated as a percentage of base salary
•Reviewed and determined annually at the beginning of the year or at the time of a new hire
•Determined based on positions that have similar impact on the organization and competitive bonus opportunities in our market
•Opportunities depend on achieving specific corporate performance objectives consistent with our long-term strategic plan and (except with respect to our CEO) individual performance objectives that relate to the officer’s role and expected contribution toward reaching our corporate goals
•Actual amounts earned are determined after the end of the year, taking into account corporate and, where applicable, individual performance objectives

Long-Term Incentive (at-risk equity)
Motivates and rewards long-term Company and individual performance; aligns executives’ interests with stockholder interests and changes in stockholder value.
Attracts highly qualified executives and encourages their continued employment over the long term.

•Reviewed annually
•May be granted at the beginning of the year or as appropriate during the year for new hires, promotions, or other special circumstances, such as to encourage retention, or as a reward for significant achievement
•Amount of individual awards is based on a number of factors, including current corporate and individual performance, outstanding equity holdings and their retention value and total ownership, historical value of our stock, internal equity amongst executives and market data provided by our independent compensation consultant
•Equity grants provided primarily in the form of stock options and RSUs that typically vest over four and three years, respectively

We focus on providing a competitive compensation package to our executive officers, which provides significant short- and long-term incentives for the achievement of measurable corporate objectives. We believe that this approach provides an appropriate blend of short- and long-term incentives to maximize stockholder value.
We do not have any formal policies for allocating compensation among salary, performance bonus awards and equity grants, short- and long-term compensation or among cash and non-cash compensation. Instead, the HCMCC and the Board exercise judgment to establish a total compensation program for each NEO that is a mix of current, short- and long-term incentive compensation, and cash and non-cash compensation, that the HCMCC and Board believe is appropriate to achieve the goals of our executive compensation program and our corporate objectives. Historically we have structured a significant portion of the NEO target total compensation so that it is comprised of performance-based bonus opportunities and long-term equity awards, to align the executive officers’ incentives with our corporate goals and the interests of our stockholders.

In making executive compensation decisions, the HCMCC generally considers each executive officer’s total direct compensation, which consists of base salary and target bonus opportunity, which together with base salary we refer to as target total cash compensations, and long-term equity awards (which are valued based on an approximation of grant date fair value).
Say on Pay
At the 2022 annual stockholder meeting, approximately 96% of the votes cast approved our advisory vote on executive compensation (“say on pay”). The Company considered this result and other feedback from stockholders and, given the significant level of stockholder support, concluded that our compensation program continues to provide a competitive pay-for-performance package that effectively incentivizes our NEOs and encourages long-term retention. Accordingly, the HCMCC determined not to make significant changes to our executive compensation policies or decisions as a result of the vote. We will continue to consider the outcome of our say on pay votes and our stockholders’ views when making future compensation decisions for NEOs.
How We Determine Executive Compensation
Use of Competitive Market Compensation Data
The HCMCC believes that it is important when making compensation decisions to be informed as to the current practices of comparable public companies with which we compete for top talent. To this end, the HCMCC directed Aon to develop a proposed list of our peer group companies to be used in connection with assessing the compensation practices of the publicly traded companies with whom we compete.
To make 2022 pay decisions, Aon proposed, and the HCMCC approved, a group of companies that would be appropriate peers based on our Company’s industry focus, stage of clinical development and size (based on employee headcount, revenues and market capitalization). Specifically, based on input from the HCMCC, Aon compiled a list of biotechnology companies with an emphasis on similarly sized companies engaged in research and development of clinical stage drug programs. The peer data is referred to in this Proxy Statement as market data. Aon reviewed those components of the market data that were most closely comparable to each of our executive officers’ position. The following companies were approved as our peers for use in 2022 compensation decisions:

Acceleron Pharma	Deciphera Pharmaceuticals, Inc.
Agenus, Inc.	Dicerna Pharmaceuticals, Inc.
Allakos Inc.	Epizyme, Inc.
Apellis Pharmaceuticals, Inc.	Iovance Biotherapeutics, Inc.
Arcus Biosciences, Inc.	MacroGenics, Inc.
Atara Biotherapeutics, Inc.	Mersana Therapeutics, Inc.
Blueprint Medicines Corporation	Mirati Therapeutics, Inc.
Coherus BioSciences, Inc.	Sangamo Therapeutics, Inc.
Corcept Therapeutics Inc.

At the time of approval of these peer companies, the Company fell in the 49th percentile of the peer group in terms of market capitalization, the 66th percentile of the peer group in terms of revenues and the 13th percentile of the peer group in terms of total employee headcount, as set forth in the following table:

	Revenue (in millions)	Market Capitalization (in millions)	Number of Employees (#)

75th Percentile	$178	$4,643	370
Median	$85	$2,081	312
25th Percentile	$13	$1,263	236
Xencor	$124	$2,042	202
Percentile Rank	66%	49%	13%

Market data is only one of the factors that the HCMCC and Board consider in making compensation decisions. The HCMCC and Board consider other factors as described below under “Factors Used in Determining Executive Compensation.”
Factors Used in Determining Executive Compensation
Our HCMCC and Board set the compensation of our executive officers at levels they determine to be competitive and appropriate for each named executive officer, using their professional experience and judgment. Executive pay is not targeted to a specific market percentile. Pay decisions are not made by use of a formulaic approach or benchmark; the HCMCC and the Board believe that executive pay decisions require consideration of a multitude of relevant factors that may vary from year to year. In making executive compensation decisions, the HCMCC and Board generally take into consideration the factors listed below.
•Company performance and existing business needs;
•each NEO’s individual performance, scope of job function and the criticality of the skill set of the NEO to our future performance;
•internal pay equity among NEOs and positions;
•the need to attract new talent to our executive team and retain existing talent in a highly competitive industry;
•a range of market data reference points including review of compensation practices of companies within our peer group, as described above under “Use of Competitive Market Compensation Data;”
•the total compensation cost and stockholder dilution from executive compensation actions;
•independent compensation consultant’s recommendations on compensation policy determinations for the executive officer group;
•a review of an NEO’s total targeted and historical compensation and equity ownership; and
•our Chief Executive Officer’s recommendations, based on his direct knowledge of the performance by each NEO.

2022 Executive Compensation Program
Mix of Elements of Compensation
The three principal components of our executive compensation program for our named executive officers in 2022 were base salary, annual performance bonuses and long-term incentive equity compensation. We structured a significant portion of our named executive officers’ 2022 compensation to be variable, at risk and tied directly to our measurable performance in the form of performance-based bonuses and equity incentive awards comprised of 75% stock options and 25% RSUs for the CEO and 50% stock options and 50% RSUs for all other NEOs. For 2022, 92% of our Chief Executive Officer’s target total compensation and an average of 83% of our other NEOs total compensation were variable and at-risk, consisting of the target annual performance bonus and equity incentives awarded.

The percentages for the target pay mix in the graphics above do not sum to 100% due to rounding.

Base Salary
The HCMCC’s philosophy is to provide base salaries at a competitive level sufficient to recruit and retain individuals possessing the requisite skill and capabilities necessary to achieve the Company’s long-term goals. The HCMCC provides an annual salary to each NEO that reflects that individual’s level of responsibility, expertise, experience and knowledge. When determining base salaries, the HCMCC considers the input of its independent compensation consultant, peer group data described above, each NEO’s performance against the individual’s prior year's performance goals, increased responsibilities (including responsibilities resulting from executive promotions), and their role in achievement of Company goals. The HCMCC and the Board approved increases to most of the NEOs’ base salaries for 2022 in amounts ranging from 4% to 10% based on such assessment and to bring base salary into alignment with a market competitive range.
The NEOs’ 2022 base salaries, which were effective January 1, 2022, and their base salaries in effect as of the end of 2021, as applicable, were as follows:

	Base Salary
Executive	2022	2021	% Change

Bassil I. Dahiyat, Ph.D.	$670,000	$625,000	7%
John J. Kuch	$450,000	$415,000	8%
John R. Desjarlais Ph.D.	$485,000	$465,000	4%
Allen S. Yang, M.D., Ph.D.	$500,000	$480,000	4%
Celia E. Eckert	$440,000	$400,000	10%

Annual Performance Bonus
Under the 2022 annual performance bonus program, each NEO was eligible to be considered for a performance bonus based on (1) the individual's target bonus, as a percentage of base salary and (2) the percentage attainment of the 2022 corporate goals established by the Board, after recommendation by the HCMCC. The actual performance-based bonus paid, if any, is calculated by multiplying the executive’s base salary by the target bonus percentage, and then by the percentage attainment of the corporate goals as determined by the HCMCC.
Target Bonuses
Each NEO’s target bonus is set as a percentage of the NEO’s earned base salary, with the percentage being evaluated in the context of market data. For 2022, the Board determined that Ms. Eckert's bonus target would increase by 5% from 40% to 45% in order to bring the target opportunity into alignment with the competitive market.
The HCMCC believes that the executive officers should have a target bonus that is based on the achievement of the Company’s goals. The HCMCC approved a total bonus pool for 2022 that was based on the achievement of corporate performance goals, set forth in the table below. The HCMCC retains discretion to make adjustments up or down to the calculated bonuses, considering factors such as unexpected or unplanned events, the overall financial condition of the Company, extraordinary individual performance and other aspects of leadership, talent development and efforts to foster a corporate culture of inclusion and diversity.

Executive	Annual Performance Bonus Award Opportunity (as a % of Base Salary)

Bassil I. Dahiyat, Ph.D.	60%
John J. Kuch	45%
John R. Desjarlais Ph.D.	45%
Allen S. Yang, M.D., Ph.D.	45%
Celia E. Eckert	45%
Performance Goals
In early 2022, our Board, upon recommendation by the HCMCC with input and recommendations from management, reviewed and approved the 2022 corporate goals. At the end of the year, the HCMCC subsequently evaluated the Company’s performance against those goals. In setting the 2022 goals, the Board sought to create targets for management that the HCMCC believed balanced the Company’s short- and long-term plans and best aligned the goals with the interests of stockholders.
The 2022 goals were divided into four categories that the board believed advanced the Company’s overall corporate strategy:

2022 Corporate Performance Goals
Clinical and development goals:
•Advance mid-stage clinical portfolio and refine development plans to meet greatest unmet needs of patients
•Advance early-stage clinical portfolio toward proof-of-concept (go/no-go) decisions

Research and early-stage development goals: •Extend XmAb platform to maintain competitive advantage in drug discovery and expand development pipeline
Operational goals: •Develop staff leadership skills and communication skills to drive scientific and operational excellence
Financial goals: •Maintain strong cash position and stay on budget

Performance Achievement
This overall determination was based on the following specific achievements with regard to our corporate performance goals:
a.Clinical and development goals: Initiated a second mid-stage clinical study of vudalimab in high-risk metastatic castration-resistant prostate cancer (mCRPC) and gynecologic tumors; initiated a Phase 1 study of XmAb819 (ENPP3 x CD3); initiated a Phase 1 study of XmAb808 (B7-H3 x CD28); presented initial Phase 2 vudalimab data in mCRPC; presented initial Phase 1 data for XmAb104 (PD-1 x ICOS); presented Phase 1 healthy volunteer data of XmAb564 (IL2-Fc); presented Phase 1 expansion data for plamotamab (CD20 x CD3); incorporated subcutaneous dosing of plamotamab into the Phase 1 expansion study; terminated tidutamab and XmAb841 development.
b.Research and early-stage development goals: Submitted investigational new drug (“IND”) application for XmAb808; completed IND-enabling activities for XmAb662 (IL12-Fc); accelerated next generation T cell engager programs, creating multiple XmAb 2+1 bispecific antibody and CD28 candidates for potential development; entered a research collaboration with Caris Life Sciences to access a unique target discovery platform.
c.Operational goals: Developed and implemented a leadership framework for use in team collaboration and performance management; expanded formal mentorship program and provided peer learning opportunities.
d.Financial goals: Stayed on budget and exceeded anticipated year-end cash position, completing 2022 with $613.5 million in cash, cash equivalents, marketable debt securities and receivables, and earning $152.1 million in royalty revenue from net sales of medicines commercialized by partners.
At the end of 2022, the HCMCC considered the growing efficiency of R&D decision making, execution across the portfolio, exceptional positioning of early-stage programs and strong financial position, and determined to fund the bonus pool at 100% of target.
For 2022, each NEO’s target bonus, total performance achievement for those targets consistent with company performance and the resulting bonus amount paid in early 2023 were as follows:

Executive	Performance Achievement for 2022 (%)	Target Bonus Amount ($)	Bonus Amount Paid ($)

Bassil I. Dahiyat, Ph.D.	100%	$402,000	$402,000
John J. Kuch	100%	202,500	202,500
John R. Desjarlais, Ph.D.	100%	218,250	218,200
Allen S. Yang, M.D., Ph.D.	100%	225,000	225,000
Celia E. Eckert	100%	198,000	198,000
Equity Awards
Our executive officers are eligible to receive equity compensation in the form of stock options and RSUs. In early 2022, the Board and HCMCC awarded to the NEOs stock options and RSUs. The Board and HCMCC believe that stock options and RSUs are a key tool in serving to align the interests of our executive officers and our stockholders. Stock options and RSUs are variable and at-risk compensation that automatically links executive pay to stockholder return, as the value realized is dependent upon, and directly proportionate to, the performance of the stock price. Stock options do not have downside protection, and the awards will not provide value to the holder when the stock price is below the grant price. RSUs provide the executive with a value determined by the stock price and the portion of RSU that vests annually. This provides incentive for the executive to continue to create shareholder value over time and with the downside protection that the RSU will retain some value, it also provides an incentive for executives to continue providing services to the Company through the vesting periods.

In 2022, equity incentive awards granted to all of our NEOs were based on a competitive market value. For the CEO, 75% of the value was distributed as stock options and 25% as RSUs. We weigh the mix more heavily with stock options because to receive value from these grants, the price of the stock must increase above the price at date of grant and remain above the grant price as the stock options vest, which focuses the CEO on long-term shareholder value creation.

However, the HCMCC recommended a mix of equity awards for all other NEOs as 50% stock options and 50% RSUs. Given the competition for executive talent within the biotechnology industry, and given the potentially reduced retentive value of previously-granted stock options during a period of biotechnology industry or Company stock price underperformance, the HCMCC thought it was important to grant a larger percentage of the award to NEOs as RSUs in 2022 than in the previous year. In addition, the HCMCC sought to make the equity mix for the NEOs in 2022 consistent with the mix of the equity grant made to non-executive officer employees in 2022. The RSUs are complementary to the options because they have upside potential but deliver some value even during periods of market or stock price underperformance, providing a retention incentive and reinforcing an ownership culture and commitment to the Company.
In February 2022, the Board, upon recommendation by the HCMCC, approved the following stock option and RSU values for our NEOs. The calculation for determining the number of shares to be issued is determined by the Company using a methodology under the Company’s internal equity grant guidelines. Each stock option vests as to 25% of the total number of option shares granted on the first anniversary of the date of grant and thereafter in equal monthly installments for 36 months. Each RSU vests as to one third of the total number of shares granted on the first, second and third anniversaries of the date of grant. The vesting of stock options and RSUs is subject to the officer’s continued services to our Company. Vesting of awards may accelerate under certain termination and change in control events as described below under “Overview of Employment and Change in Control Agreements—Severance and Change in Control Benefits”.

Executive	Stock Option Grant (# shares)	Stock Option Grant ($)	RSU Grant (# shares)	RSU Grant ($)

Bassil I. Dahiyat, Ph.D.	298,567	5,625,000	49,761	1,875,000
John J. Kuch	46,444	875,000	23,222	875,000
John R. Desjarlais, Ph.D.	71,656	1,350,000	35,828	1,350,000
Allen S. Yang, M.D., Ph.D.	66,348	1,250,000	33,174	1,250,000
Celia E. Eckert	39,809	750,000	19,904	750,000
The annual stock option grants and RSUs to our NEOs are evaluated by the HCMCC and approved by the Board in the context of each NEO’s total compensation and take into account the market data provided by Aon in addition to the individual officer’s responsibilities, criticality, performance and total equity ownership. The HCMCC and Board also take into account the recommendations of the Chief Executive Officer with regards to appropriate grants and any particular individual circumstances.
In determining the annual grants for our NEOs, the HCMCC considered that such awards were closely aligned with the long-term efforts of the senior management team to increase stockholder value. The HCMCC determined the size of the grants based on its subjective assessment of the appropriate incentives necessary for our NEOs, considering the market data provided as well as the proposed annual grant and total options held by each named officer, as a percentage of total ownership in our Company, the fair value of each officer’s proposed grant in connection with his or her overall total target compensation (total target cash compensation plus long-term incentive compensation), and each officer’s individual role and performance.
Other Benefits
Our NEOs are eligible to participate in our employee benefit plans, including our medical, dental, vision, group life, disability and accidental death and dismemberment insurance plans, in each case on the same basis as all of our other employees. We provide a 401(k) plan with a matching feature to our employees, including our NEOs. We do not provide perquisites or personal benefits to our NEOs that are not available to all of our other employees. We also pay the premiums for term life insurance and disability insurance for all of our employees, including our NEOs.
Tax and Accounting Implications
Under Financial Accounting Standards Board ASC Topic 718, or ASC 718, the Company is required to estimate and record an expense for each award of equity compensation over the vesting period of the award. We record share-based compensation expense on an ongoing basis according to ASC 718.

Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, limits companies (including the Company) to a deduction for federal income tax purposes of not more than $1 million of compensation paid to certain executive officers in a calendar year. The HCMCC intends to continue to evaluate the effects of the compensation limits of Section 162(m) on any compensation it proposes to grant, and the HCMCC intends to continue to provide future compensation in a manner consistent with the best interests of the Company and its stockholders. The HCMCC also retains the flexibility to modify compensation that was initially intended to be exempt from the deduction limit under Section 162(m) if it determines that such modifications are consistent with the Company’s business needs.
Compensation Risk Assessment
The HCMCC has reviewed the Company’s compensation policies and practices, in consultation with its independent compensation consultant, to assess whether they encourage employees to take inappropriate risks. After reviewing and assessing the Company’s compensation philosophy, terms and practices, including the mix of fixed and variable, short- and long-term incentives and overall pay, incentive plan structures, and the checks and balances built into, and oversight of, each plan and practice, the HCMCC determined that any risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on our Company as a whole. The HCMCC believes that the mix and design of the elements of executive compensation do not encourage management to assume excessive risks; the mix of short-term compensation (in the form of salary and annual bonus, if any, which is based on a variety of performance factors), and long-term compensation prevents undue focus on short-term results and helps align the interests of the Company’s executive officers with the interests of our stockholders. In addition, the Company’s insider trading policy and prohibition against hedging and pledging in Company stock protects against short-term decision making.
Clawbacks
As a public company, if we are required to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws as a result of misconduct, the Chief Executive Officer and Chief Financial Officer may be legally required to reimburse our Company for any bonus or other incentive-based or equity-based compensation they receive in accordance with the provisions of section 304 of the Sarbanes-Oxley Act of 2002. Additionally, we intend to implement a Dodd-Frank Wall Street Reform and Consumer Protection Act-compliant clawback policy to comply with any final listing requirements issued by NASDAQ following recent SEC rulemaking under the Dodd-Frank Act.
Anti-Hedging and Anti-Pledging Policies
Our insider trading policy prohibits all employees and directors from engaging in hedging or similar transactions in our stock, such as prepaid variable forwards, equity swaps, collars, puts, calls and short sales. In addition, our insider trading policy prohibits ownership of Company securities in a margin account or otherwise pledging Company securities as collateral for a loan.
Employment, Severance and Change in Control Agreements
The Company has offer letters or employment agreements with certain NEOs, including Dr. Dahiyat, Dr. Yang and Ms. Eckert, that provide for the basic terms of their employment, including base salary, performance bonus opportunity and equity grants, as well as certain severance and change in control benefits. All of the NEOs are “at-will” employees.
We have severance agreements with Dr. Dahiyat, Dr. Desjarlais and Mr. Kuch that provide for severance benefits (cash payments, payments for COBRA premiums and equity acceleration) upon a termination without cause or, for a resignation for good reason, either alone or within one month prior to or 12 months following a change in control transaction. We do not provide any excise tax gross ups in connection with severance or a change in control transaction. Our HCMCC reviewed, and our Board approved, the NEO severance benefits, after a review of market data provided by our compensation consultant, to ensure that the benefits remain appropriately structured and at reasonable levels. All change in control payments are structured to be on a “double-trigger” basis, requiring an involuntary termination in connection with the change in control transaction. The Board and HCMCC believes that these severance protection benefits are necessary to provide stability among our executive officers, serve to focus our executive officers on our business operations, and avoid distractions in connection with a potential change in control transaction or period of uncertainty. See “Overview of Employment and Change in Control Agreements” below for more information regarding the agreements with have with each of our NEOs.

Compensation Governance
Role of our HCMCC, Management and the Board
The HCMCC is appointed by the Board to assist the Board with its responsibilities related to the Company’s culture, talent development, succession planning, compensation policies, plans and programs, to review and determine, as appropriate, the compensation to be paid to the Company’s executive officers and directors and to review, discuss with management and approve the Company’s disclosures contained in the Compensation Discussion & Analysis for use in our Annual Report on Form 10-K, registration statements, proxy statements or information statements. The HCMCC is also responsible for preparing and reviewing its report on executive compensation included in this Proxy Statement. For details on the HCMCC’s oversight of the executive compensation program, see the section titled “Information Regarding Committees of the Board of Directors—Board Committees—Human Capital Management & Compensation Committee” beginning on page 29 of this Proxy Statement. Our HCMCC consists solely of independent members of the Board.
The HCMCC reviews and makes recommendations to the Board with respect to all compensation paid to our executive officers, including our NEOs. The Chief Executive Officer evaluates and provides to the HCMCC performance assessments and compensation recommendations. In making his recommendations, the Chief Executive Officer reviews various third-party compensation surveys and compensation data provided by the independent compensation consultant to the HCMCC, as described below. While the Chief Executive Officer discusses his recommendations with the HCMCC and the Board, he does not participate in the deliberations concerning, or the determination of, his own compensation. From time to time, various other members of management and other employees as well as outside advisors or consultants may be invited by the HCMCC or the Board to make presentations, provide financial or other background information or advice or otherwise participate in the HCMCC or Board meetings. The HCMCC meets periodically throughout the year to manage and evaluate our executive compensation program, and generally determines, subject to final Board approval, the principal components of compensation (base salary, performance bonus and equity awards) for our executive officers on an annual basis, typically at the beginning of each fiscal year; however, decisions may occur during the year for new hires, promotions or other special circumstances as our HCMCC determines appropriate. Neither the Board nor the HCMCC delegates authority to approve executive officer compensation. The HCMCC does not maintain a formal policy for recommending to the Board the timing of equity awards to our executive officers; awards are generally approved at a meeting of the HCMCC and the Board in the first quarter of each year. Under our equity incentive plans, the exercise price of a stock option cannot be less than the 100% of the fair market value of the Company’s common stock at the time of grant.
Role of Compensation Consultant
The HCMCC has the authority to retain independent compensation consultants to assist in its evaluation of executive compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. The HCMCC retained Aon as its compensation consultant to develop a group of peer companies to use as a reference in making executive compensation decisions, evaluating current executive pay practices and considering different compensation programs to aid making executive pay decisions for 2022.
Aon reported directly to the HCMCC. The HCMCC assessed the independence of Aon pursuant to SEC and NASDAQ rules and concluded that there were no conflicts of interest and that Aon was independent.

Report of the HCMCC of the Board of Directors*
The HCMCC has reviewed and discussed with management the Compensation Discussion and Analysis contained in this Proxy Statement. Based on this review and discussion, the HCMCC has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated into the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.

Mr. Richard J. Ranieri, Committee Chair
Dr. A. Bruce Montgomery
Dr. Kevin C. Gorman

*The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filings of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
Summary Compensation Table
The following table shows the total compensation earned by the NEOs in 2022, 2021 and 2020, as applicable.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)

Bassil I. Dahiyat, Ph.D.	2022	670,000	1,493,825	5,132,880	402,000	7,247	7,705,952
President, Chief Executive	2021	625,000	945,957	3,340,406	450,000	8,932	5,370,295
Officer and Director	2020	600,000	761,969	2,747,024	363,000	8,932	4,480,925

John J. Kuch	2022	450,000	697,124	757,070	202,500	8,247	2,114,941
Chief Financial Officer	2021	415,000	258,903	839,034	224,100	8,932	1,745,969
	2020	400,000	218,762	700,447	176,000	8,932	1,504,141

John R. Desjarlais, Ph.D.	2022	485,000	1,075,557	1,168,043	218,200	8,247	2,955,047
Chief Scientific Officer	2021	465,000	448,103	1,452,190	251,100	8,932	2,625,325
	2020	437,000	293,264	939,711	192,000	8,932	1,870,907

Allen S. Yang	2022	500,000	995,883	1,081,519	225,000	8,247	2,810,649
Chief Medical Officer	2021	480,000	398,309	1,290,835	259,200	8,932	2,437,276
	2020	465,000	—	—	205,000	8,932	678,932

Celia E. Eckert (5)	2022	440,000	597,518	648,915	198,000	8,247	1,892,680
General Counsel	2021	400,000	258,903	839,034	192,000	8,932	1,698,869
	2020	386,000	101,585	325,289	170,000	16,854	999,728
_________________________________________
(1)In accordance with SEC rules, this column reflects the aggregate grant date fair value of the stock awards granted during the respective year, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 for stock-based compensation transactions (ASC 718). Assumptions used in the calculation of these amounts are included in Note 7 to the Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2022. These amounts do not reflect the actual economic value that will be realized by the NEO upon the vesting of the RSUs or the sale of the common stock received.
(2)In accordance with SEC rules, this column reflects the aggregate grant date fair value of the option awards granted during the respective year, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 for stock-based compensation transactions (ASC 718). Assumptions used in the calculation of these amounts are included in Note 7 to the Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2022. These amounts do not reflect the actual economic value that will be realized by the NEO upon the vesting of the stock options, the exercise of the stock options, or the sale of the common stock underlying such stock options.
(3)Amounts in this column represent annual performance-based bonuses earned for the respective fiscal year. Each performance-based bonus shown above was paid in cash to the respective executive in the first quarter of the following year. For more information, see above under “Compensation Discussion and Analysis—2022 Executive Compensation Program—Annual Performance Bonus.”

(4)Amounts in this column represent term life and disability insurance premiums paid by us on behalf of the NEOs as well as matching of contributions made under 401(k) plan. All of these benefits are provided to the NEOs on the same terms as provided to all of our regular full-time employees. For more information regarding these benefits, see below under “Description of Compensation Arrangements—Other Benefits.”
(5)The amount reported for Ms. Eckert in All Other Compensation for 2020 includes $7,925 in relocation expenses that were reimbursed by the Company.
Grants of Plan-Based Awards
The following table sets forth information relating to grants of plan-based incentive awards to the NEOs in 2022.

Name	Award Type	Grant Date(2)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards Target (1) ($)	All Other Stock Awards: Number of Securities Underlying Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)

Bassil I. Dahiyat, Ph.D.	Annual Stock Award	3/3/22		49,761			1,493,825
	Annual Stock Option	3/3/22			298,567	30.02	5,132,880
	Performance Bonus		402,000

John J. Kuch	Annual Stock Award	3/3/22		23,222			697,124
	Annual Stock Option	3/3/22			46,444	30.02	757,070
	Performance Bonus		202,500

John R. Desjarlais, Ph.D.	Annual Stock Award	3/3/22		35,828			1,075,557
	Annual Stock Option	3/3/22			71,656	30.02	1,168,043
	Performance Bonus		218,250

Allen S. Yang, M.D., Ph.D.	Annual Stock Award	3/3/22		33,174			995,883
	Annual Stock Option	3/3/22			66,348	30.02	1,081,519
	Performance Bonus		225,000

Celia E. Eckert	Annual Stock Award	3/3/22		19,904			597,518
	Annual Stock Option	3/3/22			39,809	30.02	648,915
	Performance Bonus		198,000
_________________________________________
(1)Amounts in this column represent the target performance-based bonus opportunity for each NEO for 2022, there were no threshold or maximum payout levels for these awards. For a description of the 2022 performance bonus program, see “Compensation Discussion and Analysis—2022 Executive Compensation Program—Annual Performance Bonus” above. The amount actually earned by each NEO is reported in the “Summary Compensation Table” above.
(2)All options were granted under the terms of our 2013 Plan, with an exercise price per share equal to the closing price of our common stock on the grant date, and vest over a four-year period. All RSUs were granted under the terms of our 2013 Plan, and vest over a three-year period. For a description of our 2013 Plan, see “— Equity Compensation Arrangements—2013 Equity Incentive Plan” below.
(3)Amounts in this column reflect the aggregate grant date fair value of the option and RSU awards granted during 2022, computed in accordance with ASC 718. Assumptions used in the calculation of these amounts are included in Note 7 to the Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2022. These amounts do not reflect the actual economic value that will be realized by the NEO upon the vesting of the stock options or RSUs, the exercise of the stock options, or the sale of the common stock underlying such stock options or RSUs.

Outstanding Equity Awards at Fiscal Year-End
The following table sets forth certain information regarding outstanding equity awards granted to each NEO that remain outstanding as of December 31, 2022.

		Option Awards(1)				Stock Awards (2)
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)(3)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)

Bassil I. Dahiyat, Ph.D.	9/4/2013	76,012	—	$4.25	9/4/2023
	2/21/2014	65,001	—	11.05	2/21/2024
	2/12/2015	75,000	—	15.69	2/12/2025
	1/26/2016	125,001	—	12.51	1/26/2026
	1/30/2017	125,002	—	22.55	1/30/2027
	1/24/2018	103,126	4,375	23.40	1/24/2028
	2/12/2019	98,213	40,442	36.31	2/12/2029
	3/2/2020	61,962	79,666	32.28	3/2/2030	7,869	204,909
	3/8/2021	—	131,993	43.00	3/8/2031	14,666	381,903
	3/3/2022	—	298,567	30.02	3/3/2032	49,761	1,295,776

John J. Kuch	2/12/2015	62,764	—	15.69	2/12/2025
	1/26/2016	70,000	—	12.51	1/26/2026
	1/30/2017	85,000	—	22.55	1/30/2027
	1/24/2018	66,583	1,417	23.40	1/24/2028
	5/15/2018	8,958	1,042	33.11	5/15/2028
	2/12/2019	35,714	14,706	36.31	2/12/2029
	3/2/2020	17,790	22,873	32.28	3/2/2030	2,259	58,824
	3/8/2021	—	36,124	43.00	3/8/2031	4,014	104,525
	3/3/2022	—	46,444	30.02	3/3/2032	23,222	604,701

John R. Desjarlais, Ph.D.	2/21/2014	80,000	—	$11.05	2/21/2024
	7/14/2014	50,000	—	10.73	7/14/2024
	2/12/2015	85,000	—	15.69	2/12/2025
	1/26/2016	85,000	—	12.51	1/26/2026
	1/30/2017	85,000	—	22.55	1/30/2027
	1/24/2018	78,333	1,667	23.40	1/24/2028
	2/12/2019	44,642	18,383	36.31	2/12/2029
	3/2/2020	23,866	30,687	32.28	3/2/2030	3,029	78,875
	3/8/2021	—	62,523	43.00	3/8/2031	6,948	180,926
	3/3/2022	—	71,656	30.02	3/3/2032	35,828	932,961

Allen S. Yang, M.D., Ph.D. (4)	12/16/2019	31,150	31,150	$37.60	12/16/2029
	3/8/2021	—	55,576	43.00	3/8/2031	6,176	160,823
	3/3/2022	—	66,348	30.02	3/3/2032	33,174	863,851

Celia E. Eckert	9/3/2019	51,351	39,941	$35.58	9/3/2029
	3/2/2020	8,261	10,623	32.28	3/2/2030	1,049	27,316
	3/8/2021	—	36,124	43.00	3/8/2031	4,014	104,525
	3/3/2022	—	39,809	30.02	3/3/2032	19,904	518,300

_________________________________________
(1)All of the outstanding option awards granted prior to January 1, 2014 were granted under and subject to the terms of the 2010 Plan, described under “—Equity Compensation Arrangements.” All of the outstanding option awards granted on and after January 1, 2014 were granted under and subject to the terms of the 2013 Plan. Except as otherwise indicated, each option award becomes exercisable as it becomes vested and all vesting is subject to the executive’s continuous service with us through the vesting dates and the potential vesting acceleration described below under “— Potential Payments upon Termination or Change in Control.” All share numbers above that relate to awards granted prior to December 2013 reflect our 3.1 for 1 reverse stock split, which became effective on December 3, 2013. All of the outstanding options are subject to our standard option vesting schedule such that 25% of the shares subject to the option vest on the one-year anniversary of the grant date and 1/48th of the shares vest monthly thereafter, such that the options are fully vested on the four-year anniversary of the date of grant.
(2)All of the outstanding RSU awards were granted under and subject to the terms of the 2013 Plan. Except as otherwise indicated, each RSU award vests as to one third of the total number of shares granted on the first, second and third anniversaries of the date of grant subject to the executive’s continuous service with us through the vesting dates and the potential vesting acceleration described below under “—Potential Payments upon Termination or Change in Control.”
(3)All of the option awards were granted with a per share exercise price equal to the fair market value of one share of our common stock on the date of grant, as determined in good faith by our Board.
(4)Dr. Yang was issued stock options and RSUs in December 2019 in connection with his appointment as Chief Medical Officer; such RSUs will vest annually over a three-year period.
We did not engage in any repricing or other modifications or cancellations to any of our NEOs’ outstanding equity awards during the year ended December 31, 2022.
Option Exercises and Stock Vested
The following table provides information on stock options exercised, including the number of shares acquired upon exercise and stock awards vested, and the value realized, determined as described below, for the NEOs in the year ended December 31, 2022.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)

Bassil I. Dahiyat, Ph.D.	—	—	15,201	$454,157
John J. Kuch	—	—	4,266	127,590
John R. Desjarlais, Ph.D.	—	—	6,501	193,333
Allen S. Yang, M.D., Ph.D.	—	—	13,721	379,670
Celia E. Eckert	—	—	3,056	89,886
_________________________________________
(1)The value realized on exercise is based on the difference between the closing price of our common stock on the date of exercise and the applicable exercise price of those options and does not represent actual amounts received by the NEOs as a result of the option exercises.
(2)The value realized on vesting is based on the closing price of our common stock on the date of vesting.

Pension Benefits, Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation

No pension benefits were paid to any of our named executive officers during fiscal 2022. We do not currently sponsor any non-qualified defined contribution plans or non-qualified deferred compensation plans.

Overview of Employment and Change in Control Agreements
Employment Agreements
The Company has offer letters and employment agreements with certain of our NEOs Dr. Dahiyat, Dr. Yang and Ms. Eckert that provide for the basic terms of their employment, including base salary, performance bonus opportunity and equity grants, as well as certain severance and change in control benefits. Below are written descriptions of the employment agreements and offer letters we have with these NEOs. All of the NEOs are “at-will” employees.
Dr. Dahiyat. In September 2013, we entered into a Third Amended and Restated Executive Employment Agreement with Dr. Dahiyat that entitled him to an annual base salary of $364,131 and annual target performance bonus of 35% of his base salary (each of which have subsequently been increased) along with certain severance and change in control benefits that are described below under “—Potential Payments upon a Termination or Change in Control.”
Dr. Yang. In November 2019, we entered into a letter agreement with Dr. Yang that entitled him to an annual base salary of $465,000 and annual target performance bonus of 40% of his base salary (each of which have been subsequently increased); a signing bonus of $180,000; and 62,300 stock options and 31,900 restricted stock units along with severance and change in control benefits that are described below under “—Potential Payments upon a Termination or Change in Control.”
Ms. Eckert. In August 2019, we entered into a letter agreement with Ms. Eckert that entitled her to an annual base salary of $375,000 (which has subsequently been increased); annual target performance bonus of 40% of her base salary; reimbursement for certain reasonable costs related to her relocation, up to $100,000, as well as a tax gross up to the extent such amounts were taxable to Ms. Eckert; and 91,292 stock options along with severance and change in control benefits that are described below under “—Potential Payments upon a Termination or Change in Control.”
Severance and Change in Control Benefits
Dr. Dahiyat. In May 2016, we entered into a Severance Agreement with Dr. Dahiyat that superseded the Third Amended and Restated Executive Employment Agreement with respect to severance and change in control benefits. The terms of the May 2016 severance agreement are described below under “—Potential Payments upon a Termination or Change in Control.”
Dr. Desjarlais. In September 2013, we entered into an Amended and Restated Severance Agreement with Dr. Desjarlais that entitled him to certain severance and change in control benefits. In May 2016, we entered into a Severance Agreement with Dr. Desjarlais that superseded his prior agreement in its entirety. The terms of the May 2016 severance agreement are described below under “—Potential Payments upon a Termination or Change in Control.”
Mr. Kuch. In September 2013, we entered into an Amended and Restated Change in Control Agreement with Mr. Kuch that entitled him to certain severance and change in control benefits. In May 2016, we entered into a Severance Agreement with Mr. Kuch that superseded his 2013 agreement in its entirety. The terms of the May 2016 severance agreement are described below under “—Potential Payments upon a Termination or Change in Control.”
The Company has written severance agreements with Dr. Dahiyat, Dr. Desjarlais and Mr. Kuch that supersede the terms of their severance and change in control terms set forth in their employment agreements, as applicable. A more detailed description of the NEO severance and change in control benefits is provided below under “—Potential Payments upon Termination or Change in Control.”
Each of our NEOs holds stock options under our equity incentive plans that were granted subject to our form of stock option agreements. A description of the termination and change in control provisions in such equity incentive plans and form of stock option agreements is provided below under “—Equity Compensation Arrangements.”

Potential Payments upon Termination or Change in Control
Severance Agreements
In May 2016, we entered into severance agreements with our NEOs Dr. Dahiyat, Dr. Desjarlais and Mr. Kuch. In August 2019, and November 2019, we entered into letter agreements with Ms. Eckert and Dr. Yang, respectively, which contain provisions regarding their severance described below.
Dr. Dahiyat. Pursuant to the Severance Agreement with Dr. Dahiyat, if we terminate Dr. Dahiyat’s employment without cause or if Dr. Dahiyat resigns for good reason, at any time, subject to his execution of an effective release and waiver of claims in favor of us, Dr. Dahiyat will receive (1) a lump sum severance payment equal to the sum of (a) his then-current annual base salary for 24 months and (b) an amount equal to Dr. Dahiyat’s then-current target bonus percentage of his then-current annual base salary assuming achievement of 100% of corporate, and as applicable, personal goals established for such year, prorated for the number of days Dr. Dahiyat worked during the year of his termination; (2) vesting acceleration of all his outstanding stock options and equity awards subject to time-based vesting as if Dr. Dahiyat had completed an additional 24 months of service; and (3) payment of his COBRA insurance premiums for up to 12 months. Additionally, in the event that Dr. Dahiyat’s termination without cause or resignation for good reason occurs within a “change in control period,” defined as the period beginning one month prior to the execution of a definitive written agreement that if consummated would result in a change in control and ending on the earlier of the termination of such agreement or 12 months following the consummation of such change in control, subject to his execution of an effective release and waiver of claims in favor of us, Dr. Dahiyat will additionally receive vesting acceleration in full of all his outstanding time-based stock options and other equity awards.
Mr. Kuch and Dr. Desjarlais. Pursuant to Severance Agreements with each of Mr. Kuch and Dr. Desjarlais, if we terminate the officer’s employment without cause or if the officer resigns for good reason, at any time, subject to his execution of an effective release and waiver of claims in favor of us, the officer will receive (1) a lump sum severance payment equal to the sum of (a) his then-current annual base salary for 12 months and (b) an amount equal to the executive’s then-current target bonus percentage of his then-current annual base salary assuming achievement of 100% of corporate, and as applicable, personal goals established for such year, prorated for the number of days the officer worked during the year of his termination; (2) vesting acceleration of all his outstanding stock options and equity awards subject to time-based vesting as if the officer had completed an additional 12 months of service; and (3) payment of his COBRA insurance premiums for up to 12 months. Additionally, if the officer’s termination without cause or resignation for good reason occurs within a “change in control period,” defined as the period beginning one month prior to the execution of a definitive written agreement that if consummated would result in a change in control and ending on the earlier of the termination of such agreement or 12 months following the consummation of such change in control, subject to his execution of an effective release and waiver of claims in favor of us, the officer will additionally receive vesting acceleration in full of all his outstanding time-based stock options and other equity awards.
Dr. Yang and Ms. Eckert. Pursuant to letter agreements with each of Dr. Yang and Ms. Eckert, if we terminate the officer’s employment without cause, subject to his or her execution of an effective release and waiver of claims in favor of us, the officer will receive (1) a lump sum severance payment equal to his or her then-current annual base salary for 12 months and (2) payment of his or her COBRA insurance premiums for up to 12 months. Additionally, if the officer’s termination without cause occurs within 90 days prior to or 12 months after a change in control, the officer will receive (1) vesting acceleration of all his or her outstanding stock options and equity awards subject to time-based vesting as if the officer had completed an additional 12 months of service if the termination occurs prior to the one-year anniversary of the officer’s commencement of employment or (2) vesting acceleration of all his or her outstanding stock options and equity awards if the termination occurs after the one-year anniversary of the officer’s commencement of employment.
Equity Incentive Plan Provisions
Pursuant to the 2010 Equity Incentive Plan (the "2010 Plan") and the 2013 Plan, the plan administrator may accelerate the vesting of stock awards granted under the applicable plan in connection with a corporate transaction. For more information, see below under “—Equity Compensation Arrangements.”

Summary of Estimated Amounts Payable upon a Termination or Change in Control
The following table shows estimated payments that would be made to each NEO in the event of a termination of employment under various termination situations, assuming the applicable termination event occurred on December 31, 2022.

Name	Benefit	Termination Not in Connection with a Change in Control ($)(1)	Termination in Connection with a Change in Control ($)(2)	2013 Plan and 2010 Plan—Certain Corporate Transactions ($)(3)

Bassil I. Dahiyat, Ph.D.	Lump Sum Cash Severance Payment	$1,340,000	$1,340,000
	Lump Sum Target Bonus Payment	402,000	402,000
	COBRA Payments	18,069	18,069
	Vesting Acceleration(4)	7,268,902	7,700,827	7,700,827
	Benefit Total	$9,028,971	$9,460,896	$7,700,827

John J. Kuch	Lump Sum Cash Severance Payment	$450,000	$450,000
	Lump Sum Target Bonus Payment	202,500	202,500
	COBRA Payments	30,686	30,686
	Vesting Acceleration(4)	2,385,514	2,840,927	2,840,927
	Benefit Total	$3,068,700	$3,524,113	$2,840,927

John R. Desjarlais, Ph.D.	Lump Sum Cash Severance Payment	$485,000	$485,000
	Lump Sum Target Bonus Payment	218,250	218,250
	COBRA Payments	18,069	18,069
	Vesting Acceleration(4)	4,982,658	5,695,112	5,695,112
	Benefit Total	$5,703,977	$6,416,431	$5,695,112

Allen S, Yang, M.D., Ph.D.	Lump Sum Cash Severance Payment	$500,000	$500,000
	Lump Sum Target Bonus Payment	225,000	225,000
	COBRA Payments	30,686	30,686
	Vesting Acceleration(4)	368,362	1,024,674	1,024,674
	Benefit Total	$1,124,048	$1,780,360	$1,024,674

Celia E. Eckert	Lump Sum Cash Severance Payment	$440,000	$440,000	$
	Lump Sum Target Bonus Payment	176,000	176,000
	COBRA Payments	9,831	9,831
	Vesting Acceleration(4)	252,328	650,141	650,141
	Benefit Total	$878,159	$1,275,972	$650,141
_________________________________________
(1)These benefits would be payable by the Company under each NEO’s individual agreements if an officer is terminated without cause or if an officer resigns for good reason and such termination or resignation does not occur during the period before or after a change of control. For Dr. Dahiyat, Mr. Kuch and Dr. Desjarlais, such period is within one month prior to or 12 months following a change in control. For Dr. Yang and Ms. Eckert, such period is within 90 days prior to or 12 months after a change in control. Subject, in each case, to the respective NEO’s execution of an effective release and waiver of claims in favor of the Company.

(2)These benefits would be payable by the Company under each NEO’s individual agreements if an officer is terminated without cause or if an officer resigns for good reason and such termination or resignation occurs during the period before or after a change of control. For Dr. Dahiyat, Mr. Kuch and Dr. Desjarlais, such period is within one month prior to or 12 months following a change in control. For Dr. Yang and Ms. Eckert, such period is within 90 days prior to or 12 months after a change in control. Subject, in each case, to the respective NEO’s execution of an effective release and waiver of claims in favor of the Company.
(3)These benefits would be payable by the Company under the 2013 Plan and 2010 Plan, as applicable, if, upon a corporate transaction event, the Board exercised its discretion to accelerate the vesting and exercisability of outstanding stock options. For a description of the potential vesting acceleration provisions in the 2013 Plan and 2010 Plan, see “—Equity Compensation Arrangements” below.
(4)The value of vesting acceleration consists of stock options based on the closing price of $26.04 per share of common stock on December 31, 2022, minus the exercise price of the unvested stock option shares subject to acceleration, as well as the value of unvested restricted stock units based on the closing price of $26.04 per share of common stock on December 31, 2022. Accordingly, the amounts reported in the table only reflect restricted stock units and option grants with an exercise price less than the closing price of $26.04 per share of common stock on December 31, 2022.
Equity Compensation Plan Information
The following table provides certain information, as of December 31, 2022, with respect to all of our equity compensation plans in effect on that date:

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)

Equity compensation plans approved by security holders
2010 Equity Incentive Plan	144,713	$4.25	—
2013 Equity Incentive Plan	9,937,929	29.49	3,622,319
2013 Employee Stock Purchase Plan	—		539,392
Equity compensation plans not approved by security holders	—		—
Total	10,082,642		4,161,711
Equity Compensation Arrangements
2013 Equity Incentive Plan
General. Our Board adopted the 2013 Plan in November 2013, and our stockholders approved the 2013 Plan in November 2013. The 2013 Plan became effective in connection with our initial public offering in December 2013 and provides for the grant of incentive stock options, or ISOs, within the meaning of Section 422 of the Code, non-statutory stock options, or NSOs, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance-based stock awards, and other forms of equity compensation, or collectively, stock awards, all of which may be granted to employees, including officers, and to non-employee directors and consultants. Additionally, the 2013 Plan provides for the grant of performance cash awards. ISOs may be granted only to employees, subject to certain limitations. All other awards may be granted to employees, including officers, and to non-employee directors and consultants.
Our Board or a duly authorized committee thereof, has the authority to administer the 2013 Plan. Our Board may also delegate certain authority to one or more of our officers. Our Board or its authorized committee is referred to herein as the plan administrator.
Initially, the aggregate number of shares of our common stock available for issuance pursuant to stock awards under the 2013 Plan was not exceed 4,194,133 shares, which included (i) 1,509,677 new shares, (ii) the number of shares reserved for future grant under our 2010 Plan at the time our 2013 Plan became effective, plus (iii) any shares subject to outstanding stock options or other stock awards that were granted under our 2010 Plan and that are forfeited, terminate, expire or are otherwise not issued. Additionally, the number of shares of our common stock reserved for issuance under our 2013 Plan automatically increases on January 1 of each year, continuing through and including January 1, 2023, by 4% of the total number of shares of our capital stock outstanding on December 31 of the preceding calendar year, or a lesser number of shares determined by our Board. As of December 31, 2022, the maximum number of shares that may be issued upon the exercise of ISOs under our 2013 Plan is 14,937,512 shares.
As of December 31, 2022, there were 9,937,929 shares of outstanding stock options and 1,232,551 shares of outstanding RSUs that were granted under our 2013 Plan. In addition, there are 3,622,319 shares remaining available for grant under the 2013 Plan.
Stock Options. Stock options are generally granted with an exercise price equal to the fair market value of our common stock on the date of grant; vest at the rate specified by the plan administrator and may have a term up to a maximum of 10 years. Unless the terms of an optionee’s stock option agreement provides otherwise, if an optionee’s service relationship with us, or any of our affiliates, ceases for any reason other than disability, death or cause, the optionee may generally exercise any vested options for a period of three months following the cessation of service. The option term may be extended in the event that exercise of the option following such a termination of service is prohibited by applicable securities laws or our insider trading policy. If an optionee’s service relationship with us, or any of our affiliates, ceases due to disability or death, or an optionee dies within a certain period following cessation of service, the optionee or a beneficiary may generally exercise any vested options for a period of 12 months in the event of disability and 18 months in the event of death. In the event of a termination for cause, options generally terminate immediately upon the termination of the individual for cause. In no event may an option be exercised beyond the expiration of its term.
Unless the plan administrator provides otherwise, options generally are not transferable except by will, the laws of descent and distribution, or pursuant to a domestic relations order. An optionee may designate a beneficiary, however, who may exercise the option following the optionee’s death.
Restricted Stock Unit Awards. Restricted stock unit awards are granted pursuant to restricted stock unit award agreements adopted by the plan administrator. Restricted stock unit awards may be granted in consideration for any form of legal consideration. A restricted stock unit award may be settled by cash, delivery of stock, a combination of cash and stock as deemed appropriate by the plan administrator, or in any other form of consideration set forth in the restricted stock unit award agreement. Additionally, dividend equivalents may be credited in respect of shares covered by a restricted stock unit award. Except as otherwise provided in the applicable award agreement, restricted stock unit awards that have not vested will be forfeited upon the participant’s cessation of continuous service for any reason.
Corporate Transactions. In the event of certain specified significant corporate transactions, the plan administrator has the discretion to take any of the following actions with respect to stock awards:
•arrange for the assumption, continuation or substitution of a stock award by a surviving or acquiring entity or parent company;
•arrange for the assignment of any reacquisition or repurchase rights held by us to the surviving or acquiring entity or parent company;
•accelerate the vesting of the stock award and provide for its termination prior to the effective time of the corporate transaction;
•arrange for the lapse of any reacquisition or repurchase right held by us;
•cancel or arrange for the cancellation of the stock award in exchange for such cash consideration, if any, as our Board may deem appropriate; or
•make a payment equal to the excess of (a) the value of the property the participant would have received upon exercise of the stock award over (b) the exercise price otherwise payable in connection with the stock award.
Our plan administrator is not obligated to treat all stock awards, even those that are of the same type, in the same manner.

Under the 2013 Plan, a corporate transaction is generally the consummation of (i) a sale or other disposition of all or substantially all of our consolidated assets, (ii) a sale or other disposition of at least 90% of our outstanding securities, (iii) a merger, consolidation or similar transaction following, which we are not the surviving corporation, or (iv) a merger, consolidation or similar transaction following, which we are the surviving corporation but the shares of our common stock outstanding immediately prior to such transaction are converted or exchanged into other property by virtue of the transaction.
Change in Control. The plan administrator may provide, in an individual award agreement or in any other written agreement between a participant and us that the stock award will be subject to additional acceleration of vesting and exercisability in the event of a change in control. Under the 2013 Plan, a change in control is generally (i) the acquisition by a person or entity of more than 50% of our combined voting power other than by merger, consolidation or similar transaction; (ii) a consummated merger, consolidation or similar transaction immediately after which our stockholders cease to own more than 50% of the combined voting power of the surviving entity; (iii) a consummated sale, lease or exclusive license or other disposition of all or substantially all of our consolidated assets; or (iv) approval by the stockholders or our Board of a plan of complete dissolution or liquidation of us.
Amendment and Termination. Our Board has the authority to amend, suspend, or terminate our 2013 Plan, provided that such action does not materially impair the existing rights of any participant without such participant’s written consent. No ISOs may be granted after the tenth anniversary of the date our Board adopted our 2013 Plan.
2010 Equity Incentive Plan
General. Our Board and our stockholders approved the 2010 Plan and it became effective in February 2010. It was subsequently amended by our Board and stockholders in June 2013. The terms of the stock options granted under the 2010 Plan, including vesting requirements, were determined by our Board, subject to the provisions of the 2010 Plan. Options granted under the 2010 Plan generally have a term of up to ten years from the date of grant. The exercise price of the incentive stock options must equal at least 100% of the fair market value of our common stock on the date of grant. Following our initial public offering in December 2013, no additional awards have been or will be granted under the 2010 Plan, and all awards granted under the 2010 Plan that are repurchased, forfeited, expire or are cancelled become available for grant under the 2013 Plan in accordance with its terms. However, all stock options granted under the 2010 Plan prior to our initial public offering continue to be governed by the terms of the 2010 Plan.
As of December 31, 2022, there were outstanding stock options covering a total of 144,713 shares that were granted under our 2010 Plan.
Corporate Transactions. In the event of certain specified significant corporate transactions, unless otherwise provided in a stock award or other written agreement between us and the holder of a stock award, the plan administrator has the discretion to take any of the following actions with respect to stock awards:
•arrange for the assumption, continuation or substitution of a stock award by a surviving or acquiring entity or parent company;
•arrange for the assignment of any reacquisition or repurchase rights held by us to the surviving or acquiring entity or parent company;
•accelerate the vesting of the stock award and provide for its termination at or prior to the effective time of the corporate transaction;
•arrange for the lapse of any reacquisition or repurchase right held by us;
•cancel or arrange for the cancellation of the stock award, to the extent not vested or not exercised prior to the effective time of the corporate transaction, in exchange for such cash consideration, if any, as our Board may deem appropriate; or
•make a payment equal to the excess of (a) the value of the property the participant would have received upon exercise of the stock award over (b) the exercise price otherwise payable in connection with the stock award.

Our plan administrator is not obligated to treat all stock awards, even those that are of the same type, in the same manner.
Under the 2010 Plan, a corporate transaction is generally the consummation of (i) a sale or other disposition of all or substantially all of our consolidated assets, (ii) a sale or other disposition of at least 90% of our outstanding securities, (iii) a merger, consolidation or similar transaction following which we are not the surviving corporation, or (iv) a merger, consolidation or similar transaction following which we are the surviving corporation but the shares of our common stock outstanding immediately prior to such transaction are converted or exchanged into other property by virtue of the transaction.
Change in Control. The plan administrator may provide, in an individual award agreement or in any other written agreement between a participant and us that the stock award will be subject to additional acceleration of vesting and exercisability in the event of a change in control. Under the 2010 Plan, a change in control is generally (i) the acquisition by a person or entity of more than 50% of our combined voting power other than by merger, consolidation or similar transaction; (ii) a consummated merger, consolidation or similar transaction immediately after which our stockholders cease to own more than 50% of the combined voting power of the surviving entity or of its parent entity; (iii) approval by the stockholders or our Board of a plan of complete dissolution or liquidation of us; or (iv) a consummated sale, lease or exclusive license or other disposition of all or substantially of our consolidated assets.
2013 Employee Stock Purchase Plan
Our Board adopted the 2013 Employee Stock Purchase Plan, or the ESPP, in November 2013 and our stockholders approved the ESPP in November 2013. The ESPP became effective as of the date of the effectiveness of the registration statement for our initial public offering. The ESPP is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code. Our Board or an authorized committee thereof administers the ESPP. Under the ESPP, all of our regular employees (including the NEOs) may participate and may contribute, normally through payroll deductions, up to 15% of their earnings for the purchase of our common stock. The ESPP is implemented through a series of offerings of purchase rights to eligible employees. Under the ESPP, we may specify offerings with a duration of not more than 27 months, and may specify shorter purchase periods within each offering. Each offering will have one or more purchase dates on which our common stock will be purchased for employees participating in the offering. Unless otherwise determined by the plan administrator, shares are purchased for accounts of employees participating in the ESPP at a price per share equal to the lower of (a) 85% of the fair market value of our common stock on the first date of an offering or (b) 85% of the fair market value of our common stock on the date of purchase.
As of December 31, 2022, the total number of shares of common stock available for issuance under the ESPP is 539,392. Unless otherwise determined by our Board, beginning on January 1, 2014, and continuing until the expiration of the ESPP, the total number shares of common stock available for issuance under the ESPP will automatically increase annually on January 1 by the lesser of (i) 1% of the total number of issued and outstanding shares of common stock as of December 31 of the immediately preceding year, or (ii) 621,814 shares of common stock. Pursuant to approval by our board, the total number of shares of common stock available for issuance under the ESPP was increased by 593,555 shares on January 1, 2022. As of December 31, 2022, we have issued a total of 635,449 shares of common stock under the ESPP.

RATIO OF ANNUAL COMPENSATION FOR THE CEO TO OUR MEDIAN EMPLOYEE
Under Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of SEC Regulation S-K, we are required to disclose the ratio of the annual total compensation of our principal executive officer (PEO), Dr. Dahiyat, to our median employee’s annual total compensation (“CEO Pay Ratio”).
The pay ratio rules allow a company to identify its median employee once every three years provided that there has not been a change in its employee population or employee compensation arrangements that it reasonably believes would result in a significant change to its pay ratio. As we did not have any changes to our employee compensation arrangements or employee population in 2022, the median employee for the 2022 CEO Pay Ratio calculation is the same employee identified for the 2020 fiscal year CEO Pay Ratio.
In accordance with Item 402(u) of Regulation S-K, to determine our total population of employees as of October 1, 2020, we included full-time, part-time, seasonal and temporary employees, but excluded contractors or other non-employee workers in our employee population. We identified the median employee by (i) aggregating for each applicable employee (A) the amount of base salary as of October 1, 2020 for all full-time salaried employees, or hourly rate multiplied by actual work hours for hourly employees and (B) the amount of annual bonuses for 2020 performance; and (ii) ranking this compensation measure for our employees from lowest to highest. This calculation was performed for all employees, excluding Dr. Dahiyat, whether employed on a full-time, part-time, or seasonal basis.
For 2022, the median employee’s annual total compensation, calculated in accordance with Item 402(c) of SEC Regulation S-K, was $232,026 and our CEO’s annual total compensation, as reported in the 2022 Summary Compensation Table in this Proxy Statement, was $7,705,952. Based on this information, the ratio of annual total compensation of our CEO to the median of the annual total compensation of all employees was 33.21 to 1.

Dr. Dahiyat's annual total compensation	$7,705,952
Median employee's annual total compensation	$232,026
Ratio of Dr. Dahiyat's annual total compensation to median employee's annual total compensation	33.21:1
The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described above. Because the SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the ownership of the Company’s common stock as of February 28, 2023 by: (i) each director and nominee for director; (ii) each of the NEOs named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its common stock.
This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table, and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 60,031,655 shares outstanding on February 28, 2023, adjusted as required by rules promulgated by the SEC.
Shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of February 28, 2023 are deemed to be outstanding and to be beneficially owned by the person holding the options but not deemed to be outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated, the address of each of the individuals and entities named below is c/o Xencor, Inc., 465 N. Halstead Street, Suite 200, Pasadena, California 91107.

	Beneficial Ownership
Name and Address of Beneficial Owner	Shares of Common Stock	Percentage of Shares Beneficially Owned

Greater than 5% Stockholders
Blackrock, Inc. (1)	10,647,099	17.74%
FMR LLC (2)	3,825,353	6.37%
The Vanguard Group, Inc. (3)	6,652,233	11.08%
T. Rowe Price Associates, Inc. (4)	3,218,761	5.36%
PRIMECAP Management Company (5)	6,216,903	10.36%
EcoR1 Capital, LLC (6)	5,282,516	8.80%
State Street Corporation (7)	3,156,051	5.26%

Executive Officers and Directors
Bassil I. Dahiyat, Ph.D.(8)	1,098,436	1.80%
John R. Desjarlais, Ph.D.(9)	706,439	1.16%
John J. Kuch (10)	494,361	*
Celia E. Eckert (11)	128,149	*
Allen S. Yang, M.D., Ph.D. (12)	118,932	*
Kurt A. Gustafson (13)	99,255	*
A. Bruce Montgomery, M.D. (14)	99,255	*
Yujiro S. Hata (15)	91,755	*
Kevin C. Gorman (16)	84,255	*
Richard J. Ranieri (17)	76,755	*
Ellen G. Feigal, M.D. (18)	69,292	*
Dagmar Rosa-Bjorkeson (19)	57,052	*
All executive officers and directors as a group (12 persons) (20)	3,123,936	4.97%
_________________________________________
*Less than one percent.

(1)Blackrock, Inc. has sole voting power over 10,445,395 shares of our common stock and sole dispositive power over 10,647,099 shares of our common stock. Number of shares based solely on information reported on Schedule 13G/A filed with the SEC on January 24, 2023, reporting beneficial ownership as of December 31, 2022 by Blackrock, Inc. The address for Blackrock Inc. is 55 East 52nd Street New York, NY 10055.
(2)FMR LLC has sole voting power over 3,819,028 shares or our common stock and sole dispositive power over 3,825,353 shares of our common stock. Number of shares based solely on information reported on Schedule 13G/A filed with the SEC on February 9, 2023, reporting beneficial ownership as of December 31, 2022 by FMR LLC, a Delaware limited liability company. FMR LLC is a parent holding company of Fidelity Institutional Asset Management Trust Company, which is the beneficial owner of the shares. The address of FMR LLC is 245 Summer Street, Boston, MA 02210.
(3)The Vanguard Group, Inc. has shared voting power over 41,115 shares of our common stock, sole dispositive power over 6,550,576 shares of our common stock, and shared dispositive power over 101,657 shares of our common stock. Number of shares based solely on information reported on Schedule 13G filed with the SEC on February 9, 2023 reporting beneficial ownership as of December 31, 2022 by The Vanguard Group, Inc. The address for The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, PA 19355.
(4)T. Rowe Price Associates, Inc. has sole voting power over 610,482 shares of our common stock and sole dispositive power over 3,218,761 shares of our common stock. Number of shares based solely on information reported on Schedule 13G/A filed with the SEC on February 14, 2023, reporting beneficial ownership as of December 31, 2022 by T. Rowe Price Associates, Inc. The address for T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, MD 21202.
(5)Number of shares based solely on information reported on Schedule 13G filed with the SEC on February 9, 2023, reporting beneficial ownership as of December 31, 2022, by PRIMECAP Management Company. The address of PRIMECAP Management Company is 177 E. Colorado Blvd., 11th FL., Pasadena, CA 91105.
(6)Number of shares based solely on information reported on Schedule 13G filed with the SEC on February 13, 2023, reporting beneficial ownership as of December 31, 2022 by EcoR1 Capital, LLC. The address for EcoR1 Capital, LLC is 357 Tehama Street #3, San Francisco, CA 94103.
(7)Number of shares based solely on information reported on Schedule 13G filed with the SEC on 2/6/23, reporting beneficial ownership as of December 31, 2022 by State Street Corporation. The address for State Street Corporation is One Lincoln Street, Boston, MA 02111.
(8)Includes 127,486 shares of common stock and 970,950 shares of common stock that Dr. Dahiyat has the right to acquire from us within 60 days of February 28, 2023 pursuant to the exercise of stock options.
(9)Includes 84,393 shares of common stock and 622,046 shares of common stock that Dr. Desjarlais has the right to acquire from us within 60 days of February 28, 2023 pursuant to the exercise of stock options.
(10)Includes 85,441 shares of common stock held and 408,920 shares of common stock that Mr. Kuch has the right to acquire from us within 60 days of February 28, 2023.
(11)Includes 2,216 shares of common stock and 125,933 shares of common stock that Ms. Eckert has the right to acquire from us within 60 days of February 28, 2023 pursuant to the exercise of stock options.
(12)Includes 20,102 shares of common stock and 98,830 shares of common stock that Dr. Yang has the right to acquire from us within 60 days of February 28, 2023 pursuant to the exercise of stock options.
(13)Includes 99,255 shares of common stock that Mr. Gustafson has the right to acquire from us within 60 days of February 28, 2023 pursuant to the exercise of stock options.
(14)Includes 99,255 shares of common stock that Dr. Montgomery has the right to acquire from us within 60 days of February 28, 2023 pursuant to the exercise of stock options.
(15)Includes 91,755 shares of common stock that Mr. Hata has the right to acquire from us within 60 days of February 28, 2022 pursuant to the exercise of stock options.
(16)Includes 84,255 shares of common stock that Dr. Gorman has the right to acquire from us within 60 days of February 28, 2023 pursuant to the exercise of stock options.
(17)Includes 76,755 shares of common stock that Mr. Ranieri has the right to acquire from us within 60 days of February 28, 2023 pursuant to the exercise of stock options.

(18)Includes 69,292 shares of common stock that Dr. Feigal has the right to currently acquire from us within 60 days of February 28, 2023 pursuant to the exercise of stock options.
(19)Includes 57,052 shares of common stock that Ms. Rosa-Bjorkeson has the right to acquire from us within 60 days of February 28, 2023 pursuant to the exercise of stock options.
(20)Includes the shares described in footnotes (8) through (19).

PAY VERSUS PERFORMANCE
The following section has been prepared in accordance with the SEC’s new pay versus performance ("PvP") disclosure rules. Under the PvP rules, the SEC has developed a new definition of pay, referred to as Compensation Actually Paid, ("CAP"), which we are required to calculate and then compare to certain specified performance measures. Under the PvP rules, CAP for the principal executive officer ("PEO") and the average CAP for the non-PEO NEOs is calculated by starting with the Summary Compensation Table ("SCT") values for the relevant years and then making the following adjustments (as are applicable):

•Subtracting: the grant date fair value of equity awards granted during the year; and the change in pension value for the year; and

•Adding: the year-end fair value of unvested equity awards granted during the year; for equity awards granted in prior years that are outstanding and unvested at the end of the year, the difference between the fair value at the end of the year as compared to the end of the immediately prior year; for equity awards granted in prior years that vested during the year, the difference between the fair value as of the vesting date as compared to the end of the immediately prior year; and the pension service cost for that year.

	Summary Compensation Table Total for PEO (1)	Compensation Actually Paid to PEO (2)	Average Summary Compensation Table Total for non-PEO NEOs (3)	Average Compensation Actually Paid to non-PEO NEOs	Value of Initial Fixed $100 Investment based on:		Net Income (Loss) (in thousands)
Year					TSR (4)	Peer Group TSR (5)

2022	$7,705,953	$(770,559)	$2,443,329	$38,234	$75.72	$111.27	$(55,181)
2021	$5,370,295	$317,342	$2,126,860	$668,412	$116.66	$124.89	$82,631
2020	$4,480,925	$6,725,617	$1,263,427	$1,881,821	$126.87	$125.69	$(69,333)

1.For 2022, 2021 and 2020 our PEO was Bassil Dahiyat.
2.The following is a summary of the adjustments made to PEO compensation as reported in the SCT to determine PEO CAP. Certain numbers in this table may not foot due to rounding.
3.For 2022, 2021 and 2020 our non-PEO NEOs were John Desjarlais, John Kuch, Celia Eckert and Allen Yang.
4.Total Shareholder Return ("TSR").
5.Peer Group TSR is Nasdaq Biotechnology Index ("NBI") TSR.

Adjustment to Determine Compensation Actually Paid to PEO
	2022	2021	2020

Total compensation from SCT	$7,705,953	$5,370,295	$4,480,925
Deduction for amounts reported under stock awards in SCT	$(1,493,825)	$(945,957)	$(761,969)
Deduction for amounts reported under option awards in SCT	$(5,132,880)	$(3,340,406)	$(2,747,024)
Increase in fair value of awards granted during year that remain outstanding and unvested at year-end	$5,494,582	$3,919,886	$5,112,040
Increase/deduction for change in fair value from prior year-end to current year-end of awards granted in prior year that were outstanding and unvested at year-end	$(9,542,659)	$(8,820,396)	$(2,967,404)
Increase/deduction for change in fair value from prior year-end to vesting date of awards granted in prior year that vested during the year	$2,198,270	$4,133,920	$3,609,049
Compensation actually paid	$(770,559)	$317,342	$6,725,617

The following is a summary of the adjustments made to average non-PEO NEO compensation as reported in the SCT to determine average non-PEO NEO CAP. Certain numbers in the following table may not foot due to rounding.

Adjustment to Determine Average Compensation Actually Paid to Non-PEO NEOs
	2022	2021	2020

Average total compensation reported in SCT	$2,443,329	$2,126,860	$1,263,427
Deduction for amounts reported under stock awards in SCT	$(841,521)	$(341,055)	$(153,403)
Deduction for amounts reported under option awards in SCT	$(913,887)	$(1,105,273)	$(491,362)
Increase in fair value of awards granted during the year that remain outstanding and unvested at year-end	$1,472,114	$1,317,808	$959,195
Increase/deduction for change in fair value from prior year-end to current year-end of awards granted prior year that were outstanding and unvested at year-end	$(2,853,851)	$(2,368,999)	$(692,745)
Increase/deduction for change in fair value from prior year-end to vesting date of awards granted prior year that vested during the year	$732,050	$1,039,071	$996,709
Compensation actually paid	$38,234	$668,412	$1,881,821

Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Company Total Shareholder Return
The following chart sets forth the relationship between Compensation Actually Paid ("CAP") to our PEO, the average CAP to our non-PEO NEOs, and the Company's Total Shareholder Return ("TSR") over the three most recently completed fiscal years.

Xencor TSR vs. Compensation Actually Paid
Compensation Actually Paid ($000s)
8000
7000
6000
5000
4000
3000
2000
1000
0
-1000
-2000
Value of $100 Investment at 1/1/20 ($)
140
120
100
80
60
40
20
0
100
126.87
116.66
75.72
$6,725.60
$1,881.82
$317.30
$668.41
$(770.60)
$38.23
01/01/20
12/31/20
12/31/21
12/31/22
PEO CAP ($000s)
Average NEO CAP ($000s)
Xencor TSR

The following chart sets forth the relationship between CAP to our PEO, the average of CAP to our non-PEO NEOs, and the Company's peer's TSR over the three most recently completed fiscal years.

NBI TSR vs. Compensation Actually Paid
Compensation Actually Paid ($000s)
Value of $100 Investment from 1/1/20 ($)
8000
7000
6000
5000
4000
3000
2000
1000
0
-1000
-2000
140
120
100
80
60
40
20
0
100
125.69
124.89
111.27
$6,726.00
$1,881.82
$317.34
$668.41
$(771.00)
$38.23
01/01/20
12/31/20
12/31/21
12/31/22
PEO CAP ($000s)
Average NEO CAP ($000s)
NBI TSR

DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act requires our directors, executive officers and any persons who own more than 10% of our common stock to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulation to furnish us with copies of all Section 16(a) forms that they file. Based solely on our review of the copies of such forms furnished to us and written representations from the directors and executive officers, we believe that all Section 16(a) filing requirements were timely met in the fiscal year ended December 31, 2022.

HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are Xencor, Inc. stockholders will be “householding” the Company’s proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or Xencor, Inc. Direct your written request to Xencor, Inc., Attn: Director of Investor Relations, 465 N. Halstead Street, Suite 200, Pasadena, California 91107 or contact Celia Eckert at (858) 472-8365. Stockholders who currently receive multiple copies of the Notice of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS
The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Celia E. Eckert
April 26, 2023	Secretary
A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, including the financial statements and any financial statement schedules, is available without charge upon written request to: Corporate Secretary, Xencor, Inc., 465 N. Halstead Street, Suite 200, Pasadena, California 91107.

xencor

P.O. BOX 8016, CARY, NC 27512-9903

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:

INTERNET
Go To: **www.proxypush.com/XNCR**
- Cast your vote online
- **Have your Proxy Card ready**
- Follow the simple instructions to record your vote

PHONE Call **1-866-859-2528**
- Use any touch-tone telephone
- **Have your Proxy Card ready**
- Follow the simple recorded instructions

MAIL
- Mark, sign and date your Proxy Card
- Fold and return your Proxy Card in the postage-paid envelope provided

Xencor, Inc.

Annual Meeting of Stockholders

For Stockholders of record as of April 17, 2023

TIME: Wednesday, June 14, 2023 1:30 PM, Pacific Time
PLACE: 465 North Halstead, Suite 200
Pasadena, California 91107

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Bassil I. Dahiyat, John J. Kuch or Celia E. Eckert (the "Named Proxies"), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Xencor, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Xencor, Inc.

Annual Meeting of Stockholders

Please make your marks like this: X

THE BOARD RECOMMENDS THAT AN ADVISORY VOTE ON THE COMPENSATION FOR NAMED EXECUTIVE OFFICERS BE HELD EVERY 1 YEAR.

PROPOSAL	YOUR VOTE				BOARD OF DIRECTORS RECOMMENDS
1. To elect the eight nominees to the Board of Directors named in the accompanying proxy statement to serve until the next annual meeting and until their successors are duly elected and qualified;	FOR	WITHHOLD			
1.01 Bassil I. Dahiyat, Ph.D.	☐	☐			FOR
1.02 Ellen G. Feigal, M.D.	☐	☐			FOR
1.03 Kevin C. Gorman, Ph.D.	☐	☐			FOR
1.04 Kurt A. Gustafson	☐	☐			FOR
1.05 Bruce Montgomery, M.D.	☐	☐			FOR
1.06 Richard J. Ranieri	☐	☐			FOR
1.07 Dagmar Rosa-Bjorkeson	☐	☐			FOR
	FOR	AGAINST	ABSTAIN		
2. To ratify the selection by the Audit Committee of the Board of Directors of RSM US LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2023;	☐	☐	☐		FOR
3. To hold a non-binding advisory vote on the compensation of the Company's named executive officers, as disclosed in the accompanying proxy statement;	☐	☐	☐		FOR
4. To approve the Company's 2023 Equity Incentive Plan;	☐	☐	☐		FOR
	1YR	2YR	3YR	ABSTAIN	
5. To hold a non-binding advisory vote on the frequency of future non-binding advisory stockholder votes on the compensation of the Company's named executive officers; and	☐	☐	☐	☐	1 YEAR
6. To conduct any other business properly brought before the meeting or any adjournments or postponements thereof.					

☐ **Check here if you would like to attend the meeting in person.**

Authorized Signatures - Must be completed for your instructions to be executed.
Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date